                    SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

                       (Amendment No. __)

Filed by the Registrant      /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/  /          Preliminary Proxy Statement
/  /          Confidential, for Use of the Commission
              Only (as permitted by Rule 14a-6(e)(2))
/ X /         Definitive Proxy Statement
/  /          Definitive Additional Materials
/  /          Soliciting Material Pursuant to Section 240.14a-12

                The Korean Investment Fund, Inc.
-----------------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)


-----------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X /          No fee required
/  /          Fee computed on table below per Exchange Act Rules
              14a-6(i)(1) and 0-11.

              (1)  Title of each class of securities to which
              transaction applies:
-----------------------------------------------------------------
              (2)  Aggregate number of securities to which
              transaction applies:
-----------------------------------------------------------------
              (3)  Per unit price or other underlying value of
              transaction computed pursuant to Exchange Act Rule
              0-11 (set forth the amount on which the filing fee
              is calculated and state how it was determined):
-----------------------------------------------------------------
              (4)  Proposed maximum aggregate value of
              transaction:
-----------------------------------------------------------------
              (5)  Total fee paid:
-----------------------------------------------------------------
/   /         Fee paid previously with preliminary materials.
/   /         Check box if any part of the fee is offset as
              provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)  Amount Previously Paid:

              (2)  Form, Schedule or Registration Statement No.:

              (3)  Filing Party:

              (4)  Date Filed:



00250131.AI9

                THE KOREAN INVESTMENT FUND, INC.

                   1345 AVENUE OF THE AMERICAS
                    NEW YORK, NEW YORK 10105
                    TOLL FREE (800) 221-5672

                                                   June 20, 2001

To the Stockholders of The Korean Investment Fund, Inc. (the
"Fund"):

    The accompanying Notice of Meeting and Proxy Statement present to the Fund's stockholders five proposals, to be considered at the Fund's Annual Meeting of Stockholders (the "Meeting") on July 11, 2001, each of which are discussed more fully below and in the accompanying Proxy Statement:

    1. To elect one Director of the Fund, to hold office until the earlier of (i) a term of three years and until his successor is duly elected and qualifies or (ii) the date on which the Conversion (as defined in Proposal Three below) is completed;

    2. To elect five Directors to serve if the Conversion occurs, each to hold office for an indefinite term and until his successor is duly elected and qualifies;

    3. To approve the conversion of the Fund from a closed-end investment company to an open-end investment company (the
"Conversion");

    4. To approve a distribution plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 ("Rule 12b-1"), to take effect upon the Conversion; and

    5. To approve an amended investment management agreement ("Amended Agreement") between the Fund and Alliance Capital Management L.P. (the "Adviser"), to make certain changes relating to the Conversion that will take effect upon the Conversion and to increase the fee payable under the Investment Management and Administration Agreement (the "Management Agreement") to compensate the Adviser for providing additional services to the Fund.

It is important to note that the Conversion cannot occur unless stockholder approval is obtained on Proposals Three, Four and Five. Accordingly, a vote against any of those Proposals may result in the Fund not becoming an open-end fund. If the Conversion does not occur, the Fund will remain a closed-end fund and the Board of Directors of the Fund will consider whether other action, if any, should be taken.

    As you may know, the Fund's shares have been trading on the New York Stock Exchange at a substantial discount from their net asset value, approximately 19.02% at the time the Board of Directors approved the Conversion. It has been the policy of your Board of Directors to take action to attempt to reduce or eliminate such market discounts. Accordingly, in April 2000 the Board of Directors approved the recommendation of the Adviser, your Fund's investment adviser, to initiate a share repurchase program. During the two months following institution of the share repurchase program the Fund repurchased 11% of its outstanding shares. The repurchase program did not, however, meaningfully affect the Fund's market discount.

    The Adviser thereafter concluded that it would be appropriate for further action to be taken to deal with the Fund's discount, and, accordingly, recommended the Conversion to the Board of Directors. As the Proxy Statement discusses, the Adviser advised the Board of Directors that, in the Adviser's view, the Conversion would, on balance, confer substantial benefits on the Fund and its stockholders, and would be more beneficial than any available alternative. After carefully reviewing the Adviser's analysis, the Board of Directors unanimously approved the Conversion and recommended it for stockholder approval.

    If the stockholders approve the Conversion at the Meeting, and provided that stockholders also approve Proposals Four and Five, the Fund is expected to convert to open-end status during September 2001. After the Conversion, the Fund's shares would no longer be listed on the New York Stock Exchange, Inc. and stockholders would be able to redeem their shares on a daily basis at the shares' current net asset value, i.e., without any market discount, less the temporary redemption fee discussed below equal to 2% during the first 12 months following the Conversion.

    If Proposals Three, Four and Five are approved, the Fund will, following the Conversion, continuously offer its shares in the same manner as many of the other open-end investment companies managed by the Adviser ("Alliance Mutual Funds"). In this regard, the Board of Directors believes that the Fund and its stockholders are most likely to experience the benefits of asset growth if, following the Conversion, the Fund offers four classes of shares under the "Multiple Distribution System" currently utilized by most Alliance Mutual Funds. Proposal Three discusses the proposed Multiple Distribution System, which includes the adoption of a distribution plan and conforming amendments to the Fund's Charter. The Fund's Board of Directors has voted to impose a redemption fee equal to 2% during the first 12 months following the Conversion on all redemptions and exchanges of shares issued in the Conversion. The redemption fee, which would be paid entirely to the Fund and thus provide an antidilutive benefit to the Fund's stockholders, is to offset the cost of liquidating securities positions, administrative costs associated with the potentially large number of redemption requests in a short period of time following the Conversion and the market impact of such liquidations. The redemption fee may be reduced or terminated at any time at the discretion of the Board of Directors.

    The Conversion entails certain amendments to the Fund's
Charter, as well as modifications to certain investment restrictions of the Fund. The proposed changes in the Fund's
Charter and investment restrictions are discussed under Proposal
Three in the Proxy Statement.

    Your Board of Directors has given full and careful consideration to the proposed Conversion and has concluded that the Conversion is in the best interests of the Fund and its stockholders. Your Board of Directors recommends that you vote to approve Proposal Three.

    Proposal Four is for approval of a distribution plan pursuant to Rule 12b-1 that provides for the imposition of distribution fees on the Fund's shares, other than the proposed Advisor Class shares. As discussed in the Proxy Statement, if the Conversion occurs, all outstanding Fund shares would, without any sales charges or other fees, be classified as Class A Common Stock. If the Conversion occurs, Class A shares become subject to a Rule 12b-1 fee of .30% of the aggregate average daily net assets of the Fund attributable to the Class A Common Stock. If the Conversion does not occur, the distribution plan will not become effective. Your Board of Directors recommends that you vote to approve Proposal Four.

    Proposal Five is for approval of the Amended Agreement. The Amended Agreement contains certain changes relating to the Conversion that will take effect upon the Conversion. The Amended Agreement also contains a proposed increase in the management fee payable to the Adviser from 0.85% of the Fund's average weekly net assets to 1.00% of the Fund's average daily net assets to compensate the Adviser for providing additional services to the Fund. In December 2000, the Fund's Board of Directors terminated the Fund's Investment Management Agreement (the "Orion Agreement") with Orion Asset Management Co., Ltd. ("Orion"), effective January 15, 2001. The Adviser thus became solely responsible for providing investment management services to the Fund, including services previously provided by Orion. Prior to termination of the Orion Agreement, the Fund paid total advisory fees of 1.25% of its average weekly net assets (.85% to the Adviser and .40% to Orion). Accordingly, if Proposal Five is approved, the overall investment management fees payable by the Fund would be less than they were before the termination of the

Orion Agreement. The increased fee payable under the Adviser's current management agreement with the Fund will be effective upon stockholder approval of Proposal Five. If stockholders approve Proposal Five the fee increase will take effect even if the Conversion does not occur. Your Board of Directors recommends that you vote to approve Proposal Five.

    Proposal One is for the election of one of the Fund's Directors to hold office until the earlier of either (i) for a term of three years and until his successor is duly elected and qualifies, or (ii) completion of the Conversion. The election of this Director is not contingent upon the Conversion occurring. Your Board of Directors recommends that the stockholders vote for the election of the nominee to serve as Director of the Fund in Proposal One.

    Proposal Two is for the election of the Fund's five Directors to hold office for indefinite terms and until their successors are elected and qualify. Pursuant to the Charter and Amended and Restated Bylaws of the Fund, the Board of Directors is currently divided into three classes, with one Class of Directors expiring each year. If the Conversion does not occur, there will be no changes to the Board of Directors. Your Board of Directors recommends that the stockholders vote for the election of each of the five nominees to serve as Directors of the Fund.

    The Board of Directors believes that the Fund's stockholders will agree that the proposed Conversion is in their best interests. Under the Fund's Charter, however, Proposal Three requires the affirmative vote of 75% of the Fund's outstanding shares. In order for the Conversion to occur, it is very important that you sign, date and return the enclosed proxy card promptly. Thank you for taking the time to do so. Georgeson Shareholder Communications Inc. ("GS"), a professional proxy solicitation firm, has been selected to assist stockholders in the voting process. As the date of the Meeting approaches, if we have not received your proxy, you may receive a telephone call from GS reminding you to exercise your right to vote. If you have any questions regarding the Meeting agenda or how to vote by proxy, please call GS toll free at 1-888-725-7649.

                        Sincerely,

                        John D. Carifa
                        Chairman of the Board

                THE KOREAN INVESTMENT FUND, INC.


ALLIANCE CAPITAL(R)
________________________________________________________________
1345 Avenue of the Americas, New York, New York 10105
Toll Free (800) 221-5672
_________________________________________________________________

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          JULY 11, 2001

To the Stockholders of The Korean Investment Fund, Inc.:

    Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of The Korean Investment Fund, Inc., a Maryland corporation (the "Fund"), will be held at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105, on July 11, 2001 at 11:00 a.m., Eastern Time, for the following purposes, in each case as more fully described in the accompanying Proxy Statement dated June 20, 2001:

    1. To elect one Director of the Fund, to hold office until the earlier of (i) a term of three years and until his successor is duly elected and qualifies or (ii) the date on which the Conversion (as defined in Proposal Three below) is completed.

    2. To elect five Directors to serve if the Conversion occurs, each to hold office for an indefinite term, and until his successor is duly elected and qualifies.

    3. To approve the conversion of the Fund from a closed-end investment company to an open-end investment company (the
"Conversion"), including in connection therewith:

    a. Changing the subclassification of the Fund from that of a closed-end investment company to that of an open-end investment company;

    b. Amending and Restating the Charter of the Fund (A copy of the Charter, as proposed to be amended and restated, and showing all amendments, is attached as Exhibit B to the accompanying Proxy Statement.);

    c.   Modifying a fundamental investment restriction of the
Fund; and
_________________________
(R) This registered service mark used under license from the owner, Alliance Capital Management L.P.

    d. Establishing a Multiple Distribution System pursuant to which the Fund will offer its shares following the Conversion.

    4. To approve a distribution plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 that provides for the imposition of distribution fees with respect to Fund shares outstanding at the time of the Conversion, to take effect upon the Conversion.

    5. To approve an Amended Investment Management and Administration Agreement between the Fund and Alliance Capital Management L.P. (the "Adviser") (the "Amended Agreement") to make certain changes relating to the Conversion that will take effect upon the Conversion and to increase the fee payable under the Investment Management and Administration Agreement (the "Management Agreement") to compensate the Adviser for providing additional services to the Fund.

    6. To transact such other business as may properly come before the Meeting.

It is important to note that the Conversion cannot occur unless stockholder approval is obtained on Proposals Three, Four and Five. Accordingly, a vote against any of those Proposals may result in the Fund not becoming an open-end fund.


    The Board of Directors has fixed the close of business on May 18, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Directors. Each stockholder who does not expect to attend the Meeting in person is requested to complete, date, sign and promptly return the enclosed proxy card.

         By order of the Board of Directors,

         Edmund P.  Bergan, Jr.
         Secretary


New York, New York
June 20, 2001

________________________________________________________________

                     YOUR VOTE IS IMPORTANT

    Please indicate your voting instructions on the enclosed proxy card, sign and date it, and return it in the envelope provided, which needs no postage if mailed in the United States. Your vote is very important no matter how many shares you own. Please mark and mail your proxy card promptly in order to save the Fund any additional cost of further proxy solicitation and in order for the Meeting to be held as scheduled.

________________________________________________________________

                         PROXY STATEMENT


                THE KOREAN INVESTMENT FUND, INC.

                   1345 AVENUE OF THE AMERICAS
                    NEW YORK, NEW YORK 10105

________________________________________________________________

                 ANNUAL MEETING OF STOCKHOLDERS

                          JULY 11, 2001

________________________________________________________________

                          INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Korean Investment Fund, Inc., a Maryland corporation (the "Fund"), to be exercised at the Annual Meeting of Stockholders of the Fund (the "Meeting"), to be held at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105, on July 11, 2001, at 11:00 a.m. The solicitation will be by mail and the cost will be borne by the Fund. The Notice of Meeting, Proxy Statement and Proxy Card are being mailed to stockholders on or about June 20, 2001.

    The Board of Directors has fixed the close of business on May 18, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any postponement or adjournment thereof. The outstanding voting shares of the Fund as of the Record Date consisted of 7,448,904 shares of common stock, each share being entitled to one vote. All properly executed and timely received proxies will be voted at the Meeting in accordance with the instructions marked thereon or as otherwise provided therein. Accordingly, unless instructions to the contrary are marked, and subject to the discussion contained in the following paragraph, proxies will be voted for the election of Directors (Proposals One and Two) and for Proposals Three, Four and Five. (These proposals are referred to individually as a "Proposal" and together as the "Proposals"). Any stockholder may revoke his or her proxy at any time prior to exercise thereof by giving written notice to the Secretary of the Fund at 1345 Avenue of the Americas, New York, New York 10105, by signing another proxy of a later date or by personally voting at the Meeting.

    Properly executed proxies may be returned with instructions to abstain from voting or to withhold authority to vote (an

"abstention") or may represent a broker "non-vote" (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote). The approval of Proposal Three requires the affirmative vote of the holders of at least 75% of the Fund's outstanding shares. With respect to Proposals One and Two, the approval of which requires a plurality of the votes cast, neither abstentions nor broker non-votes, not being votes cast, will have any effect on the outcome of these Proposals.
The approval of Proposals Four and Five requires the affirmative vote of the holders of a "majority of the outstanding voting securities" of the Fund as defined in the Investment Company Act of 1940 (the "1940 Act"), which means the lesser of (i) 67% or more of the voting securities of the Fund present or represented at the Meeting, if the holders of more than 50% of the Fund's outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund (a "1940 Act Majority"). With respect to Proposals Three, Four and Five, an abstention or broker non-vote will be considered present for purposes of determining the existence of a quorum but will have the effect of a vote against the Proposal. If any matter other than the Proposals properly comes before the Meeting, the shares represented by proxies will be voted on all such proposals in the discretion of the person or persons holding the proxies. The Fund has not received notice of, and is not otherwise aware of, any other matter to be presented at the Meeting.


    A quorum for the Meeting will consist of the presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Meeting. Whether or not a quorum is present at the Meeting, if sufficient votes in favor of the position recommended by the Board of Directors on any Proposal described in the Proxy Statement are not timely received, the persons named as proxies may, but are under no obligation to, with no other notice than announcement at the Meeting, propose and vote for one or more adjournments of the Meeting for up to 120 days after the Record Date to permit further solicitation of proxies. The Meeting may be adjourned with respect to fewer than all of the Proposals, and a stockholder vote may be taken on any one or more of the Proposals prior to adjournment if sufficient votes have been received for approval thereof. Shares represented by proxies indicating a vote contrary to the position recommended by a majority of the Board of Directors on a proposal will be voted against adjournment of the Meeting as to that proposal.

    The Fund has engaged Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, to assist the Fund in soliciting proxies for the Meeting. The Fund will pay Georgeson Shareholder Communications Inc. a fee of $35,000 for its solicitation services plus reimbursement of out-of-pocket expenses.

                          PROPOSAL ONE

                  ANNUAL ELECTION OF DIRECTORS

    At the Meeting, one Director will be elected to serve until the earlier of (i) completion of a term of three years and until his successor is duly elected and qualifies or (ii) the date on which the conversion of the Fund from a closed-end investment company to an open-end investment company (the "Conversion") is completed. Unlike Proposal Two below, Proposal One constitutes the Fund's annual election of Directors and is not contingent upon the Conversion. Once the Conversion is completed, the Board of Directors will be structured as discussed in Proposal Two. Stockholders are being asked to vote on Proposal One so that the Fund will continue to have a duly elected and qualified Board of Directors until the Conversion is completed or in the event that the Conversion does not occur. The affirmative vote of a plurality of the votes cast at the Meeting is required to elect a Director. It is the intention of the persons named as proxies in the accompanying proxy to nominate and vote in favor of the election of the nominee referred to below.

    As discussed in Proposal Two, the Board of Directors is currently divided into three classes, each with a three-year term. The terms are staggered so that the term of only one class will expire in any given year. The term of the member of Class Three will expire as of the Meeting. At the Meeting, Dr. James
M. Hester, who was previously elected as a Director by stockholder election, is standing for re-election. At the Meeting, Dr. Hester is to be elected to serve either (i) until the Conversion is completed or (ii) for a term of three years and until his successor is duly elected and qualifies, whichever occurs first. Dr. Hester has consented to serve as a Director. The Board of Directors knows of no reason why Dr. Hester will be unable to serve, but in the event he is unable to serve or for good cause will not serve, the proxies received indicating a vote in favor of Dr. Hester will be voted for a substitute nominee as the Board of Directors may recommend. See Proposal Two for further information concerning Dr. Hester and the Board of Directors.

    Your Board of Directors recommends that the stockholders vote for the election of Dr. Hester to serve as a Director of the Fund.

                          PROPOSAL TWO

         ELECTION OF DIRECTORS IF THE CONVERSION OCCURS

    The stockholders will be asked at the Meeting to elect five Directors to office each to serve for a term of indefinite duration and until his successor is duly elected and qualifies. The affirmative vote of a plurality of the votes cast at the Meeting is required to elect a Director. It is the intention of the persons named as proxies in the accompanying Proxy Card to nominate and vote in favor of the election of the nominees named below. The election of Directors will not take effect unless the Conversion occurs. Accordingly, if the Conversion does not occur, there will be no changes to the Board of Directors except for the re-election of the Director in Proposal One.

    Pursuant to the Charter and Amended and Restated Bylaws (the "Bylaws") of the Fund, the Board of Directors is currently divided into three classes. The term of office of Class One will expire as of the annual meeting of stockholders to be held in 2002, that of Class Two will expire as of the annual meeting of stockholders to be held in 2003 and that of Class Three will expire as of the Meeting. Upon expiration of the terms of office of each class as set forth above, those persons then elected as Directors in that class would serve until the third annual meeting of stockholders following their election and until their successors were duly elected and qualify. Messrs. David H. Dievler, William H. Foulk, Jr. and The Honorable James D. Hodgson are the Directors constituting Class One; Mr. John D. Carifa is the Director constituting Class Two; and Dr. James M. Hester is the Director constituting Class Three.

    Under this classified Board structure, only those Directors in a single class may be replaced in any one year, and it would require two years to change a majority of the Board of Directors (although, the Maryland General Corporation Law (the "MGCL") provides that stockholders may remove directors on a classified board for cause even if they are not then standing for re-election and, under regulations adopted by the Securities and Exchange Commission (the "SEC"), appropriate stockholder proposals may be included in management's annual proxy statement). This classified Board structure, which may be regarded as an "anti-takeover" provision, may make it more difficult for the Fund's stockholders to change the majority of Directors and, thus, have the effect of maintaining the continuity of management. The stockholders are being asked to elect five Directors to office to serve if the Conversion occurs for a term of indefinite duration and until their successors are duly elected and qualify.

    Each nominee has consented to serve as a Director. The Board of Directors knows of no reason why any of these nominees will be unable to serve, but in the event any nominee is unable to serve or for good cause will not serve, the proxies received indicating a vote in favor of such nominees will be voted for such substitute nominees as the Board of Directors may recommend.

    In April 2000 the Board of Directors amended the Fund's Bylaws to require, among other things, that to be eligible thereafter for nomination as a Director, an individual must have either (i) a substantial Korean connection of a type specified, or (ii) be, or previously have been, connected in a specified manner with the investment adviser or subadviser (or any of their affiliates). The Nominating Committee of the Board of Directors, all of the members of which are not "interested persons" of the Fund under the 1940 Act, determines whether an individual so qualifies and has determined that each of the five nominees named below satisfies the Bylaws requirements.

    Although the Fund is a Maryland corporation, certain of the Fund's Directors and officers are residents of the Republic of Korea ("Korea") and substantially all of the assets of such persons may be located outside of the United States. As a result, it may be difficult for United States investors to effect service of process upon such Directors or officers within the United States, or to realize judgments of courts of the United States predicated upon civil liabilities of such Directors or officers under the federal securities laws. The Fund has been advised that there is substantial doubt as to the enforceability in Korea of the civil remedies and criminal penalties afforded by the federal securities laws. Also, it is unclear if extradition treaties now in effect between the United States and Korea would subject these Directors and officers to effective enforcement of the criminal penalties of the federal securities laws.

    Certain information concerning the Directors is set forth below. Messrs. John D. Carifa, David H. Dievler, William H. Foulk, Jr. and Dr. James M. Hester are each a director or trustee of one or more other investment companies sponsored by Alliance Capital Management L.P. (the "Adviser"), the Fund's investment adviser and administrator.

Name, positions and                                        Number of
offices with the Fund                                      shares
principal occupations                                      beneficially
during the past five            Year first  Year term as   owned directly
years and other                 became a    Director will  or indirectly
directorships                   Director    expire         as of May 18, 2001

*     John D. Carifa, 56.
      Chairman and Chief
      Executive Officer of
      the Fund. President,
      Chief Operating Officer
      and a Director of
      Alliance Capital
      Management Corporation,
      the general partner of
      Alliance ("ACMC"), with
      which he has been
      associated since prior
      to 1996.                  1995        2003           1,221

**+   David H. Dievler, 71.
      Director. Independent
      Financial Consultant.
      Formerly a Senior Vice
      President of ACMC and
      Chairman of the Board
      of the Fund.              1992        2002           1,000

**+   William H. Foulk, Jr.,
      Director, 68.
      Investment Adviser and
      Independent Consultant.
      He was formerly Senior
      Manager of Barrett
      Associates, Inc., a
      registered investment
      adviser, with which he
      had been associated
      since prior to 1996.      1992        2002           1,808

**+   Dr. James M. Hester,
      Director, 77. President
      of The Harry Frank
      Guggenheim Foundation,
      with which he had been
      associated since prior
      to 1996.  He was
      formerly President of
      New York University and
      The New York Botanical

      Garden and Rector of
      the United Nations
      University.               1992        2001           1,215


**+   The Hon. James D.
      Hodgson, Director, 85.
      Director of United
      Television, Inc.
      (broadcasting).  He was
      formerly U.S.
      Ambassador to Japan and
      U.S. Secretary of
      Labor.                    1992        2002           1,000

_______________
*   "Interested person", as defined in the 1940 Act, of the Fund.

**  Member of the Audit Committee.

+   Member of the Nominating Committee.

    It is the policy of the Boards of Directors of all registered investment companies to which the Adviser provides investment advisory services, including the Fund (collectively, the "Alliance Fund Complex") that each Director will invest specified minimum amounts and (in most cases) an overall total of at least $150,000 in shares of investment companies within the Alliance Fund Complex, including, for Directors of the Fund, a total of at least $10,000 in shares of the Fund.

    During the fiscal year ended April 30, 2001, the Board of Directors met six times and the Audit Committee and the Nominating Committee each met twice. Both the Audit Committee and the Nominating Committee are standing committees of the Board. The Nominating Committee was constituted for the purpose of selecting and nominating persons to fill any vacancies on the Board of Directors and is responsible for determining whether all candidates for election as Directors, whether duly submitted by the Board or by a stockholder, satisfy the qualifications prescribed by the Fund's Bylaws, which all candidates must meet. While the Nominating Committee determines whether a stockholder-nominated candidate as a Director satisfies the qualifications prescribed in the Fund's Bylaws, the Nominating Committee does not consider for nomination candidates recommended by stockholders. The Audit Committee of the Board of Directors will normally meet three times during each full fiscal year with representatives of the independent accountants to discuss and review various matters as contemplated by the Audit Committee Charter attached as Exhibit A. The Fund does not have a Compensation Committee.

    In accordance with the listing standards of the New York
Stock Exchange, Inc. (the "Exchange"), the members of the Audit
Committee are independent as defined in Section 303.01(B)(2)(a) and (3) of the Exchange's listing standards.

    The Fund does not pay any fees to, or reimburse expenses of, its Directors who are considered "interested persons" of the Fund. The aggregate compensation paid by the Fund to each of the Directors during the fiscal year ended April 30, 2001, the aggregate compensation paid to each of the Directors during the fiscal year ended April 30, 2001 by the Alliance Fund Complex and the total number of funds in the Alliance Fund Complex with respect to which each of the Directors serves as a director or trustee, are set forth below. Neither the Fund nor any other fund in the Alliance Fund Complex provides compensation in the form of pension or retirement benefits to any of its directors or trustees.

                                                                    Total            Total Number Of
                                                                    Number Of        Investment
                                                                    Funds In         Portfolios Within
                                              Aggregate             The Alliance     The Alliance
                           Aggregate          Compensation          Fund Complex,    Fund Complex,
                           Compensation       From The Alliance     Including The    Including The
                           From The Fund      Fund Complex,         Fund, As To      Fund, As To
                           During The         Including The Fund,   Which The        Which The
                           Fiscal Year        During The Fiscal     Director Is A    Director Is A
                           Ended              Year Ended            Director Or      Director Or
Name Of Director           April 30, 2001     April 30, 2001        Trustee          Trustee


John D. Carifa                    $0                   $0                 46          106

David H. Dievler             $10,761             $270,450                 41          88

William H. Foulk, Jr.        $11,259             $276,375                 42          103

Dr. James M. Hester          $11,513             $167,938                 9           9

The Hon. James D. Hodgson    $12,000              $12,000                 1           1

    As of May 18, 2001, the Directors and officers of the Fund as a group owned less than 1% of the shares of the Fund.

AUDIT COMMITTEE REPORT

    The Fund's Board of Directors has adopted a written charter for the Fund's Audit Committee. The purposes of the Fund's Audit Committee are set forth in the Fund's Audit Committee Charter, a form of which is included as Exhibit A. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Fund's financial reporting process. As set forth in the Charter, management of the Fund is responsible for the preparation, presentation and integrity of the Fund's financial statements, the Fund's accounting and financing reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for auditing the Fund's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

    In the performance of its oversight function, the Audit Committee of the Fund has considered and discussed the audited financial statements with management and the independent accountants. The Audit Committee of the Fund has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee of the Fund also considered whether the provision by the Fund's independent accountants of non-audit services to the Fund, and of professional services to the Adviser and affiliates of the Adviser that provide services to the Fund, is compatible with maintaining the independent accountants' independence. Finally, the Audit Committee of the Fund has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent accountants the independent accountants' independence.

    The members of the Fund's Audit Committee are not professionally engaged in the practice of accounting and are not experts in the fields of accounting, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audits of the Fund's financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Fund's accountants are in fact "independent".

    Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee of the Fund referred to above and in the Audit Committee Charter, the Audit Committee of the Fund recommended to the Board of Directors of the Fund that the audited financial statements be included in the Fund's annual report to stockholders for the most recent fiscal period.

Submitted by the Audit Committee of the Board of Directors

         David H. Dievler        Dr. James M. Hester
         William H. Foulk, Jr.   The Hon. James D. Hodgson

INDEPENDENT ACCOUNTANTS

    The Board of Directors, including a majority of the Directors who are not "interested persons" of the Fund, as defined by the 1940 Act, at a meeting held on May 15, 2001, selected PricewaterhouseCoopers LLP, independent accountants, to audit the Fund's accounts for the fiscal year ending April 30, 2002. PricewaterhouseCoopers LLP has audited the Fund's accounts since the Fund's commencement of operations and has represented that it does not have any direct financial interest or any material indirect financial interest in the Fund. In reliance on Rule 32a-4 under the 1940 Act, the Fund is not seeking stockholder ratification of the selection of PricewaterhouseCoopers LLP as independent accountants.

INDEPENDENT ACCOUNTANTS' FEES

    The following table sets forth the aggregate fees billed by the independent accountants for the Fund's most recent fiscal year for professional services rendered for: (i) the audit of the Fund's annual financial statements and the review of financial statements included in the Fund's reports to stockholders; (ii) financial information systems design and implementation services provided to the Fund, the Adviser and entities that control, are controlled by or under common control with the Adviser that provide services to the Fund; and (iii) all other services provided to the Fund, the Adviser and entities that control, are controlled by or under common control with the Adviser that provide services to the Fund.

                        Financial Information
                        Systems Design and       All
         Audit Fees     Implementation Fees      Other Fees*
         ----------     ---------------------    ------------
         $54,000        $-0-                     $12,200

_____________________

    *Substantially all of the fees reflected are comprised of amounts billed to the Adviser and its affiliates.

    Your Board of Directors recommends that the stockholders vote for the election of the foregoing nominees to serve as Directors of the Fund.

                         PROPOSAL THREE

            CONVERSION OF THE FUND FROM A CLOSED-END
                INVESTMENT COMPANY TO AN OPEN-END
             INVESTMENT COMPANY AND RELATED MATTERS

    At a meeting held on December 18, 2000 (the "December 18 Meeting"), the Board of Directors considered and unanimously approved a proposal recommended by the Adviser to convert the Fund from a closed-end investment company to an open-end investment company and to recommend the Conversion to stockholders for their approval. In connection with its approval of the Conversion, the Board of Directors also considered and unanimously approved (i) the amendment of the Fund's sub-classification under the 1940 Act, from that of a closed-end management investment company to that of an open-end management investment company; (ii) related modifications to one of the Fund's fundamental investment restrictions; and (iii) the amendment and restatement of the Fund's Charter to authorize the Conversion.

    Stockholders of the Fund are now being asked to approve the Conversion and certain other related matters approved by the Board of Directors. The Conversion cannot occur unless stockholder approval is also obtained on Proposals Four and Five. If the stockholders approve Proposals Three, Four and Five, it is expected that the Fund will be converted to an open-end investment company during September 2001. If the stockholders do not approve Proposals Three, Four and Five, the Fund will remain a closed-end investment company and the Board of Directors will consider whether other action, if any, should be taken.


    Conversion of the Fund to an open-end investment company should permit the continued operation of the Fund in accordance with its investment objective while providing stockholders with the ability to redeem their shares at a price based on net asset value instead of a market price. So long as post-Conversion redemptions are less than 80%, the Adviser does not anticipate that the Conversion would require any significant portfolio restructuring either to enable the Fund to operate as an open-end investment company or to meet potential significant redemption requests following the Conversion.

BACKGROUND OF THE PROPOSAL

    The Fund was organized in 1992 as a closed-end investment company to permit management of the portfolio of the Fund in a manner consistent with its investment objective and policies without the daily redemption and liquidity constraints to which open-end investment companies are subject. Generally, Korean securities were, at the time of the Fund's organization, thinly traded and considered to be less liquid than United States securities. At that time, the Korean securities markets were relatively small as compared to the securities markets of the United States, Japan and certain European countries. In addition, there were significant restrictions on foreign investment in the Korean securities markets. As shares of many closed-end funds frequently sell at a discount from net asset value, at the outset the Board of Directors established a policy that it is in the interest of stockholders for the Fund to take action to attempt to reduce or eliminate any market value discount from net asset value.

    In 1995 and 1996, the Fund's shares generally traded at a small discount, generally averaging 6.10%. In 1997, the Fund's shares exhibited greater volatility and traded, at various times in that year, at a significant discount or premium. By the end of 1998, the Fund's premium had eroded and its discount grew steadily. By April 2000, the Fund was trading at a discount exceeding 30%. The Fund's competitors experienced similar volatility and also traded at similar discounts.


    In order to lessen the discount on the Fund's shares, on April 19, 2000, the Board of Directors approved a share repurchase program. During the two months following the institution of the share repurchase program, the Fund purchased
11% of its outstanding shares. The repurchases had virtually no impact on the discount.

    In recent years, the gradual relaxation of foreign investment restrictions has resulted in increased liquidity of Korean securities. Taking into account the relative liquidity of the Korean equity markets and the expected level of shareholder redemptions, the Adviser advised the Board at the December 18 meeting that, unless the Fund were to grow very substantially, there would be sufficient market liquidity to enable the Fund to manage the daily inflows and outflows of cash characteristic of open-end operations without engendering meaningful market impact or deflecting the Fund from its preferred portfolio composition. Following the failure of the repurchase program as a discount reduction measure, the Adviser expressed its belief at the December 18 Meeting that many of the Fund's stockholders have a reasonable expectation that further significant action will be taken to reduce the discount and that such further action would have a higher probability of success than the repurchase program. Accordingly, the Adviser recommended that the Fund be converted from a closed-end investment company to an open-end investment company.

    At the December 18 Meeting, the Adviser also stated its view that open-ending the Fund would confer very substantial benefits on the Fund's stockholders. The Board was informed that, following a Conversion, stockholders would be able to redeem their shares at net asset value, less the redemption fee discussed below, as opposed to the approximately 71% of net asset value (less any brokerage costs) that a seller of the Fund's shares would realize upon a sale on the market at the discount as it existed immediately prior to the December 18 Meeting. In addition, a stockholder would be able to redeem all of the stockholder's shares without limitation or "proration," as likely would be the case if the Fund were to pursue certain of the alternative discount-reduction measures referred to below. The Board was also informed that, while the Conversion would likely result in significant initial shrinkage of the Fund resulting from redemption requests, over the longer term the Conversion could create the opportunity to achieve the benefits associated with greater asset size through continuous sales of Fund shares following the Conversion. Further, the Board was advised that the benefits of elimination of the Fund's discount, together with continuous liquidity, could be expected to outweigh the potential drawbacks, also discussed below, resulting from the Conversion.


    The Board was informed by the Adviser that redemption requests following the Conversion could be substantial. The Adviser indicated that the size of the Fund's discount as it existed on December 18 created a strong incentive for stockholders, even many of those who regard the Korean market as an attractive long-term growth opportunity, to recover the Fund's historical discount by redeeming their shares. In addition, the Board was advised of the Adviser's belief that a growing number of market professionals who view closed-end funds as arbitrage opportunities could take sizable positions in shares of the Fund for the purpose of profiting through redemption immediately following an open-ending. This phenomenon could increase the percentage of Fund shares subject to redemption requests. The Adviser stated its belief that, with the redemption fee discussed below, and because of the Fund's small size and the relative liquidity of the Korean equity markets, the Fund could absorb the redemption of as much as approximately 80% of its outstanding shares during the year following the Conversion without necessitating significant alteration of the composition of its investment portfolio and without incurring any significant dilution from portfolio liquidations, including the market impact thereof.

    Further, the Adviser informed the Board that the Conversion and the anticipated redemption requests would result in an immediate increase in the Fund's expense ratio because the Fund's fixed expenses would be spread over a smaller asset base. In addition, the Adviser stated that, following the Conversion, continuing stockholders would pay an annual distribution fee of
 .30%, as well as higher transfer agency fees. It is estimated that if the Fund's net assets decrease by 80% due to redemption requests and assuming implementation of a distribution plan, an increase in the advisory fee payable to the Adviser and other changes contemplated herein, the Fund's expense ratio, 2.29% as of April 30, 2001, would increase to approximately 5.38% for the Class A Common Stock. The Fund's overall expense ratio following the Conversion would increase or decrease depending on the Fund's investment performance and its future net sales or net redemptions. The Adviser has, however, voluntarily undertaken to the Board that the Adviser will waive its fees or reimburse expenses to maintain the Fund's expense ratio at 2.50% of the Fund's average daily net assets attributable to the Class A Common Stock. This waiver or reimbursement may be reduced or eliminated at any time. However, the Adviser advised the Board that it anticipates that the Fund may require such subsidization for years to come and that it would not change the waiver/reimbursement arrangement without the consent of the Board.


    The levels of portfolio activity that would be necessitated by redemption requests of 80% of the Fund's outstanding shares during the year following the Conversion could result in the Fund's realization of significant additional capital gains, which would be distributed to stockholders. However, the Adviser informed the Board that it is not anticipated that the Fund's stockholders would suffer any tax consequences as a result of the Conversion because the Fund has relatively large amounts of carry-forward capital losses that can be used to offset gains that may be realized by selling portfolio securities to meet redemption requests.

    In its presentation at the December 18 Meeting, the Adviser also informed the Board of Directors that although redemptions of shares following the Conversion could be expected to be partially offset by new sales of Fund shares, it was not possible to predict the extent of such redemptions or new sales or the extent to which net redemptions anticipated in the short run would require the sale of significant portfolio positions. The Adviser noted that other closed-end funds that had converted to open-end form had, in order to provide stockholders with an incentive to refrain from immediately exercising their right to redeem and to offset some of the direct and indirect costs associated with a conversion to and operation as an open-end fund, imposed a redemption fee that was paid by stockholders who redeemed their shares shortly after conversion. As discussed in greater detail below, upon the Adviser's recommendation, the Board has authorized the imposition of a redemption fee equal to 2% during the first 12 months following the Conversion on all redemptions and exchanges of shares issued and outstanding at the time of the Conversion. The redemption fee would be retained by the Fund.


    In the course of making its presentation to the Board of Directors, the Adviser presented the Board with information concerning several possible alternative means of reducing the Fund's market discount. These included a share repurchase program such as that previously conducted by the Fund, a tender offer for a relatively small percentage of the Fund's outstanding shares and "managed distribution policies," one involving minimum quarterly distributions, regardless of the Fund's investment results, and the other involving the retention, as opposed to distribution, by the Fund of net investment income and net realized capital gains. The Adviser also presented the Board with information concerning the possibility of converting the Fund to "interval fund" form or conducting a large tender offer for the Fund's shares. As to these alternatives, the Board was advised that industry experience with each of them either has shown them to be ineffective in reducing market value discounts to net asset value to any meaningful degree or that industry experience is too limited to recommend them to the Board with confidence that they would have a high probability of eliminating or substantially reducing the Fund's discount. In addition, the Adviser recommended against merging the Fund with a fund invested in Korean securities managed by another adviser for a number of reasons, including the fact that the performance of other Korea funds has not been as favorable as the Fund's performance. The final alternative discount reduction technique presented to the Board of Directors was merging the Fund into another mutual fund sponsored by the Adviser. The Board was advised that there is no open-end fund sponsored by the Adviser that is very similar to the Fund. Consequently, the Adviser expressed its belief that such a merger would not be consistent with the reasonable expectations of the Fund's stockholders, most of whom are believed to be seeking exposure to Korean securities. Accordingly, the Adviser also recommended against merging the Fund with another Adviser-sponsored open-end fund.

    After taking into consideration the potential drawbacks of a conversion of the Fund to open-end form, the Board of Directors determined that the liquidity provided to stockholders and the elimination of the Fund's discount as a result of such a conversion were sufficient to outweigh such drawbacks and that conversion to open-end form would be in the best interests of the Fund and its stockholders.

REDEMPTION FEE

    The Fund intends to impose a fee, payable entirely to the Fund, on Fund shares outstanding at the time of the Conversion that are redeemed or exchanged into shares of another Adviser-sponsored open-end fund on or before the first anniversary of the Conversion. The fee would be equal to 2% of the net asset value of the shares at the time of redemption or exchange during the first 12 months following the Conversion. Any such temporary redemption fee would be retained by the Fund.

    This redemption fee was authorized by the Fund's Board of Directors at the December 18 Meeting on the basis of the Adviser's recommendation that the fee was justified in light of the desirability of (i) moderating somewhat the pace and extent of anticipated redemptions and (ii) providing an antidilutive effect to offset any market impact from portfolio liquidations. The Adviser also made a presentation demonstrating that a 2% redemption fee was reasonably related to the estimated portfolio, administrative and market impact costs (the "Conversion Costs") that would result from the proposed Conversion. The Board's approval of the 2% redemption fee was based in part upon the Adviser's informing the Board that this fee was at the maximum level permitted under the then current interpretative position of the staff at the SEC (the "Staff").

    Subsequently, on March 7, 2001, the Staff issued a no-action letter to Fidelity Advisors Korea Fund, Inc. ("FAK"), a closed-end fund which, like the Fund, invested primarily in Korean equity securities, and which had converted to an open-end fund in June, 2000. In this no-action letter (the "FAK Letter"), the Staff indicated that it would not object if FAK imposed (as FAK had in fact done) a 4% redemption fee payable to FAK for fewer than 200 days after its open-ending. FAK's no-action request represented that a 4% redemption fee was reasonably related to the anticipated market impact and other portfolio and administrative costs resulting from the open-ending of FAK.

    Upon the issuance of the FAK Letter, and in view of its awareness that a 2% redemption fee would offset only a part of the Conversion Costs, the Adviser determined that it would be appropriate to delay a stockholder vote on the Conversion so that the Board could consider the Adviser's recommendation of an increase in the redemption fee to provide to the Fund's stockholders the same offset against Conversion Costs as was provided to stockholders of FAK by means of a 4% redemption fee. On May 15, 2001, the Fund's Board of Directors approved an increase in the redemption fee to 4% on redemptions and exchanges of Fund shares during the first 199 days following the Conversion and 2% for the balance of the first 12 months following the Conversion. In doing so, the Board determined, based on a presentation by the Adviser, that this 4% redemption fee would be reasonably related to the anticipated Conversion Costs.

    In its comments on the Fund's preliminary proxy materials that were filed on May 24, 2001 and in subsequent conversations with representatives of the Fund and the Adviser, the Staff expressed serious concerns as to the propriety of a redemption fee at the 4% level and requested a detailed justification of this fee. Thereafter, the Adviser reported to the Board of Directors that, in its judgment, attempting to satisfy the Staff's request would likely involve a protracted process and thus another delay in holding the Fund's Annual Meeting of Stockholders. The Adviser indicated to the Directors that in its judgment, in which counsel to the Fund concurred, it was unlikely in any event that the Staff would acquiesce in the Fund's use of a 4% redemption fee, notwithstanding the belief that there were no material differences between the Fund and FAK bearing on the appropriateness of the 4% fee.

    The Adviser indicated to the Board of Directors that in its view it was therefore in the best interests of the stockholders to avoid further delay and to return to the 2% redemption fee originally approved by the Board of Directors. At a Special Meeting held on June 11, 2001, the Board of Directors approved this course of action.


DIFFERENCES BETWEEN OPEN-END AND CLOSED-END INVESTMENT COMPANIES

    The Fund is a closed-end investment company. Closed-end investment companies neither redeem their outstanding shares of stock nor engage in the continuous sale of new shares, and thus operate with a relatively fixed capitalization. The shares of closed-end investment companies are normally bought and sold on national securities exchanges; the Fund's shares are traded on the the Exchange. The Fund's shares would be delisted from the Exchange upon the Conversion.

    In contrast, open-end investment companies, commonly referred to as "mutual funds," issue redeemable securities. The holders of redeemable securities have the right to surrender those securities to the mutual fund and receive an amount equal to the net asset value of the shares (less any redemption fee or deferred sales charge imposed by the fund). Many mutual funds (including the Fund, if the Conversion occurs) also continuously offer their new shares to investors based on the net asset value of the shares at the time of such issuance.

    Some of the legal and practical differences between operation of the Fund as a closed-end and an open-end investment company are as follows:

    (a) Acquisition and Disposition of Shares. If the Fund converts into an open-end investment company, investors wishing to acquire shares of the Fund would be able to purchase them either through selected financial intermediaries or directly from Alliance Fund Distributors, Inc., the Fund's proposed principal underwriter (the "Principal Underwriter"). Stockholders desiring to realize the value of their shares would be able to do so by redeeming shares at their net asset value less any applicable redemption fee or deferred sales charge. If the Conversion occurs, the Fund will charge a redemption fee equal to 2% during the first 12 months following the Conversion on all redemptions and exchanges of shares issued in the Conversion. See "Redemption Fee" above.

    (b) Voting Rights. If the Fund converts to open-end form, opportunities for stockholders to vote on particular issues will be less frequent, because under the MGCL, an open-end fund registered under the 1940 Act is not required to hold stockholder meetings unless the election of directors is required to be acted on under the 1940 Act. Although the Bylaws currently require the holding of annual meetings of stockholders, the Board of Directors has adopted further amended and restated Bylaws, to go into effect if the Conversion occurs, which provide that the Fund will not be required to hold an annual meeting in any year in which the election of Directors is not required to be acted upon under the 1940 Act. The Fund does not intend to hold an annual meeting in any year in which it is not required to do so. By not having to hold annual stockholder meetings, the Fund would save the costs of preparing proxy materials and soliciting stockholders' votes on the usual proposals contained therein. Based on the number of outstanding shares and stockholders as of the record date for the Meeting, such costs aggregate approximately $20,000 per year.

    Nevertheless, the Fund would be required to hold a meeting of stockholders when stockholder approvals are necessary under the 1940 Act or the MGCL. Under the 1940 Act, the Fund would be required to hold a stockholder meeting if the number of Directors elected by the stockholders was less than a majority of the total number of Directors, or if a change were sought in the fundamental investment policies of the Fund, in the amended Investment Management and Administration Agreement or, in certain circumstances, in the proposed Rule 12b-1 distribution plan of the Fund. Under the MGCL and the Fund's proposed amended and restated Bylaws, a special meeting of stockholders is required to be called upon request of the stockholders only when requested in writing by stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the special meeting.


    Stockholders will generally continue to have one vote per share on each matter submitted to a vote of stockholders if the Fund converts to open-end form. Under the MGCL, the Board of Directors has the authority to increase or decrease the number of shares of any class of stock authorized in the Charter, to reclassify unissued shares and to authorize the issuance of additional classes of stock, in each case without the consent of stockholders. As discussed below, the Board of Directors has approved a "Multiple Distribution System" involving the issuance of four classes of shares bearing different expenses specifically related to the distribution of shares of each class. The four classes would have the same voting rights except that each class would vote separately as a class with respect to the proposed Rule 12b-1 distribution plan of the Fund and other matters that affect each class differently.

    (c) Determination of Net Asset Value. Regulations adopted by the SEC generally require open-end funds to value their assets on each business day in order to determine the current net asset value at which shares may be redeemed by stockholders or purchased by investors. The net asset values of most open-end funds are published daily by leading financial publications.

    (d) Expenses; Potential Net Redemptions. The Fund's expense ratio is expected to increase as a result of open-ending as a result of the cost of higher transfer agency expenses, the distribution plan and advisory fee increase discussed below and the expenses of the transaction. The expense ratio impact of the Conversion is expected to be exacerbated by immediate, substantial redemptions and, hence, a marked reduction in the size of the Fund, although this result eventually could be offset by new sales of shares and reinvestment of dividends and capital gains distributions in shares of the Fund. An asset base of decreased size would immediately result in an increased expense ratio absent offsetting fee waiver or expense reimbursement arrangements. Such increase could be substantial. For the fiscal year ended April 30, 2001, the Fund's ratio of expenses, including the fee paid to the Adviser, to average net assets was 2.29%. The increased fee payable under the amended Investment Management and Administration Agreement will take effect upon stockholder approval of Proposal Five. If Proposal Five is approved but the Conversion does not occur, the Fund's ratio of expenses, including the fee paid to the Adviser, to average net assets would be 2.44%. It is estimated that if the Conversion occurs the Fund's expense ratio would increase to approximately 5.38% due to redemption requests and the changes and expenses associated with the Conversion. The Adviser has, however, voluntarily undertaken to the Board that if the Conversion occurs, the Adviser will waive its fees or reimburse expenses to maintain the Fund's expense ratio at 2.50% of the Fund's average daily net assets attributable to the Class A Common Stock. This waiver or reimbursement may be reduced or eliminated at any time provided, that no change to the waiver/reimbursement policy will be made without the consent of the Board.

    In addition, the Fund might be required to sell portfolio securities in order to meet potential redemptions, thereby resulting in realization of gains (or losses). Significant net redemptions could also render the Fund an uneconomical venture to the Adviser and its affiliates by virtue of its diminished size. In the event the Fund were to become too small to be considered economically viable, the Board of Directors might consider alternatives to continuing the Fund's operations, ranging from merger of the Fund with another investment company to liquidation of the Fund. Under current conditions the Fund does not foresee that it will become an uneconomical venture by virtue of diminished size. Therefore, the Fund has no plans to pursue these alternatives, and any such merger or liquidation would require stockholder approval.

    The following table shows the fees and expenses of the Fund for the fiscal year ended April 30, 2001 (adjusted to reflect the pro forma effect of the termination of the Investment Management Agreement (the "Orion Agreement") with Orion Asset Management Co., Ltd. ("Orion")) and the pro forma fees and expenses of the Fund following the Conversion.

                                                  Pro Forma
                                  Pre-Conversion  Post-Conversion
                                                  Class A(b)

    Shareholder Fees

    Temporary Redemption Fee(a)     None            2.00%

    Annual Fund Operating Expenses

    Management Fees                  .85%           1.00%

    12b-1 fee                       none             .30%

    Other Expenses                  1.44%           4.08%

    Total Fund Operating Expenses   2.29%           5.38%

    Fee Waiver or Reimbursement
     of Expenses                    N/A            (2.88)%

    Net Fund Expenses               2.29%           2.50%


(a) The Temporary Redemption Fee is imposed on all redemptions and exchanges of shares issued and outstanding at the time of the Conversion during the first 12 months following the Conversion.

(b) Post-Conversion expenses are based on the assumption that the Fund's assets would decrease by 80%. See "Expenses; Potential
Net Redemptions" above.

    Example:

    The following table illustrates the expenses on a hypothetical $10,000 investment in the Fund before the Conversion and the estimated expenses after the Conversion, calculated at the rates stated above, assuming a 5% annual return.

    You would pay the following Fund expenses if you sold or redeemed your shares:

                   1 year    3 years   5 years   10 years

Pre-Conversion     $232      $ 715     $1,225    $2,626

Post-Conversion
Class A            $453      $1,352    $2,442    $5,132

    You would pay the following Fund expenses if you did not sell or redeem your shares:

                   1 year    3 years   5 years   10 years

Pre-Conversion     $232      $ 715     $1,225    $2,626

Post-Conversion
Class A            $253      $1,352    $2,442    $5,132


    (e) Elimination of Discount. The fact that stockholders who wish to realize the net asset value of their Fund shares will be able to do so (less the temporary redemption fee discussed above) by redeeming the shares will eliminate any market discount from net asset value. It will also eliminate any possibility that the Fund's shares will trade at a premium over net asset value. In early 1997 the Fund traded at a premium in the range of 10%. Later in the year, the Asian markets experienced significant volatility and the Fund traded at a discount which peaked in the

25%-30% range in November 1997. As investors appeared to anticipate Korea's recovery, the Fund again traded at a premium in December 1997. This time the premium exceeded 65%. The Fund last traded at a premium on November 25, 1998. If Proposals Three, Four and Five are approved by the stockholders, the discount may be reduced prior to the date of the Conversion to the extent purchasers of shares in the open market are willing to accept less of a discount in anticipation of a prospective open-ending. Indeed, the Fund's discount declined to approximately 7.14% within a week after the December 18, 2000 announcement of the proposed Conversion (from an average of approximately 25.51% in the four weeks prior to the announcement).

    (f) Dividend Reinvestment Plan. The Fund intends to continue to provide the opportunity for stockholders to receive income dividends and capital gains distributions in cash or, at no charge to stockholders, in shares of the Fund. If the Conversion occurs, such reinvestments in shares would be made at net asset value, rather than, as is currently the case, at market value (if Fund shares are trading at a discount from net asset value) or at the greater of net asset value or 95% of market value (if Fund shares are trading at or above net asset value).

    (g) Portfolio Management. Unlike open-end investment companies, closed-end investment companies are not subject to pressures to sell portfolio securities at disadvantageous times in order to meet stockholder redemption requests. Most open-end investment companies maintain adequate reserves of cash or cash equivalents in order to meet net redemptions as they arise. Because closed-end investment companies do not have to meet redemption requests, their cash reserves can be substantial or minimal, depending primarily on management's perception of market conditions and on decisions to use fund assets to repurchase shares. The larger reserves of cash or cash equivalents required to operate prudently as an open-end fund when net redemptions are anticipated could reduce the Fund's investment flexibility and the scope of its investment opportunities. The Fund may have to sell portfolio securities in order to accommodate the need for larger reserves of cash or cash equivalents, resulting in an increase in transaction costs and portfolio turnover. Nevertheless, the Adviser does not expect significant changes in the Fund's investment policies or procedures as a result of open-ending.


    In order to avoid liquidating portfolio securities to raise sufficient cash to meet stockholder redemption requests after the Conversion, the Board has authorized the Fund to participate in the Joint Credit Facility maintained for open-end investment companies managed by the Adviser (the "Alliance Mutual Funds"). Under the Joint Credit Facility, the Fund could elect to meet stockholder redemption requests through borrowed funds rather than portfolio liquidations. In no event would the Fund use borrowed funds to create investment leverage.

    (h) Illiquid Securities. An open-end investment company is subject to the 1940 Act requirement that no more than 15% of its net assets may be invested in securities that are not readily marketable. The Fund is currently subject to a limitation on such "illiquid securities" of 25% of its total assets. The Board has approved a modification of its investment policy so that upon the Conversion the Fund will be limited to no more than 15% of its net assets in illiquid securities.

    (i) Senior Securities and Borrowings. The 1940 Act prohibits open-end funds from issuing "senior securities" representing indebtedness (i.e., bonds, debentures, notes and other similar securities), other than indebtedness to banks where there is an asset coverage of at least 300% for all borrowings. Closed-end investment companies, on the other hand, are permitted to issue senior securities representing indebtedness to any lender if the 300% asset coverage is met. In addition, closed-end investment companies may issue preferred stock, whereas open-end investment companies may not issue preferred stock. This greater ability to issue senior securities may give closed-end investment companies more flexibility than open-end investment companies in "leveraging" their investments. To date, the Fund has not leveraged its assets. As discussed below under "Modification of Investment Restrictions," the Board of Directors has approved and is recommending to the stockholders for their approval an amendment to the Fund's fundamental investment restrictions which would provide that the Fund may borrow money in accordance with pertinent provisions of the 1940 Act, including the rules and regulations thereunder. In this regard, as discussed above under "Portfolio Management," the Board has authorized the Fund to borrow money under the Joint Credit Facility maintained for the Alliance Mutual Funds.


    (j) Stockholder Services. If this Proposal is approved, various services will be made available to stockholders. These will include participation in an exchange privilege that allows stockholders to exchange their shares for shares of the same class of other mutual funds in the Adviser's mutual fund complex, the use of the Fund for retirement plans, and permitting stockholders to effect exchange and redemption transactions by telephone. The cost of these services will normally be borne by the Fund rather than by particular stockholders.

    (k) Rule 12b-1 Distribution Plan. An open-end investment company, unlike a closed-end investment company, is permitted to finance the distribution of its shares by adopting a plan of distribution pursuant to Rule 12b-1 under the 1940 Act, subject to stockholder approval of the plan. As discussed below under Proposal Four, the Fund adopted a distribution plan pursuant to Rule 12b-1 (the "Rule 12b-1 Plan") to take effect upon the Conversion in order to reimburse the Principal Underwriter for costs incurred by it in distributing the shares of the Fund. Further, if the Conversion occurs, the Fund's currently outstanding shares will be reclassified as Class A Common Stock and the proposed Rule 12b-1 Plan would apply to that class. As part of the Conversion, the Fund will also implement the Rule 12b-1 Plan for the proposed Class B Common Stock and Class C Common Stock of the Fund.


    (l) Minimum Investment and Involuntary Redemptions. If the Fund is converted to open-end form, in order to reduce the administrative burdens incurred in monitoring numerous small accounts, the Fund will require that an initial investment in Fund shares equal at least $250 and any subsequent investment (other than upon the reinvestment of dividends or distributions) be in a minimum amount of $50. The Fund expects to redeem all the shares of any stockholder whose account has remained below $200 in value for at least 90 days. Stockholders will receive 60 days' written notice to increase the account value before the account is closed. The Fund would be permitted to waive or reduce these minimums for certain retirement plans or custodial accounts for the benefit of minors. The minimum initial investment requirement will not apply to stockholders holding shares at the time of the Conversion.

    (m) Qualification as a Regulated Investment Company. The Fund intends to continue to qualify for treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), after conversion to open-end form. Such qualification will allow the Fund to continue to be relieved of federal income tax on that part of its investment company taxable income and net capital gain that are distributed to its stockholders.

    (n) Stock Certificates. As discussed below under "Amendment and Restatement of Charter," if the Conversion occurs each certificate representing shares of the Fund as a closed-end investment company will automatically represent the same number of shares of Class A Common Stock of the Fund as an open-end investment company. Each current stockholder will have the right to exchange the stockholder's old certificates for new certificates of the Fund as an open-end fund or to surrender the old certificates and have the new shares maintained in book-entry form by the Fund's transfer agent.

CONVERSION TO OPEN-END FORM

    Because an open-end investment company offers its shares on a continuous basis, the Board of Directors has approved a Distribution Services Agreement between the Fund and the Principal Underwriter to take effect upon the Conversion. The Conversion will not be implemented until after a registration statement under the Securities Act of 1933, as amended, allowing the continuous offering of shares of the Fund becomes effective.

    Although the Fund will use all practicable measures to keep such costs at a minimum, certain costs will be incurred, many of which will be nonrecurring, in connection with the Conversion, including costs associated with the preparation of a registration statement and prospectuses (including printing and mailing costs) as required by federal securities laws and the payment of fees under state securities laws. The Fund estimates that these additional costs, which will be paid by the Fund, will be approximately $329,500, or approximately .68% of the Fund's current net asset value. It is anticipated that substantially all of these costs will be incurred by the Fund prior to the effective date of the Conversion. The Adviser has, however, voluntarily undertaken to the Board that if the Conversion occurs, the Adviser will waive its fees or reimburse expenses to maintain the Fund's expense ratio at 2.50% of the Fund's average daily net assets attributable to the Class A Common Stock. This waiver or reimbursement may be reduced or eliminated at any time provided, that no change to the waiver/reimbursement policy will be made without the consent of the Board.

    In the opinion of Seward & Kissel LLP, counsel to the Fund, neither the Fund nor its stockholders will realize any gain or loss for federal income tax purposes upon the Conversion, and the Conversion will not affect a stockholder's holding periods or adjusted tax bases in the stockholder's shares of the Fund. This opinion is based upon the view that the Conversion does not, for federal income tax purposes, involve the exchange or disposition of a stockholder's holdings in the Fund or, even if the Conversion was deemed to be such an exchange, that the exchange would not be a taxable event. A stockholder who redeems shares of the Fund after the Conversion would recognize a gain or loss to the extent that the redemption proceeds are greater or less than the stockholder's adjusted tax basis in the shares redeemed. The gain or loss would be capital gain or loss if the redeemed shares had been held as a capital asset and would be long-term capital gain or loss if the redeemed shares had been held for more than one year on the date of redemption.

    Payment for redemptions is made within seven days after receipt of a proper request for redemption (in accordance with redemption procedures specified in the open-end fund prospectuses). Such payment may be postponed, or the right of redemption suspended, at times (a) when the Exchange is closed for other than weekends and holidays, (b) when trading on the Exchange is restricted, (c) when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (d) during any other period when the SEC, by order, so permits. The Fund reserves the right, if permitted under Korean law, to pay for redeemed shares "in kind" if, in the opinion of the Adviser, such a payment would be advisable. In that event, a stockholder would receive portfolio securities held by the Fund and would incur transaction costs in disposing of the securities received. The Fund has no current intention to redeem shares in kind.

AMENDMENT AND RESTATEMENT OF CHARTER

    If the Conversion occurs, the Conversion will be accomplished by amending and restating the Charter of the Fund to authorize the issuance of redeemable securities at net asset value, to provide that the Fund's shares will be redeemable at the option of the stockholders and to otherwise reflect the change to open-end form. In connection with implementation of the Multiple Distribution System, certain amendments to the Fund's Charter will be necessary in order to authorize the Fund to increase the number of authorized shares, classify the shares into Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock and reclassify the shares of stock of the Fund outstanding as of the Conversion into Class A Common Stock. In connection with the amendment and restatement of the Charter, the Board of Directors has authorized certain conforming amendments to the Bylaws. A copy of the proposed Articles of Amendment and Restatement, showing all proposed amendments to the Charter, which will amend and restate the Charter of the Fund and thereby reflect the amendments contemplated by Proposal Three, is attached hereto as Exhibit B.


    Among the other amendments to the Charter the stockholders are being asked to approve are the repeal of certain provisions that are intended to limit (a) the ability of other entities and persons to acquire control of the Fund, (b) the power of the Fund to engage in certain transactions, and (c) the ability of the Board of Directors or stockholders to amend the Charter or effect changes in the management of the Fund. These amendments would repeal provisions that limit the Fund's ability to consolidate with or merge with or into another corporation or to liquidate or dissolve. Under the Charter, the affirmative vote of 75% (which is higher than the percentage otherwise required under MGCL or the 1940 Act) of the votes entitled to be cast by stockholders is required to authorize the liquidation or dissolution of the Fund in the absence of approval of the liquidation or dissolution by a majority of the "continuing directors" (as defined in the Charter). The affirmative vote of 75% of the votes entitled to be cast by stockholders also is generally required to authorize certain transactions involving a corporation, person or entity that is directly, or indirectly through affiliates, the beneficial owner of more than 5% of the outstanding shares of the Fund, or to amend the provisions of the Charter relating to such transactions.

    In addition, the stockholders are being asked to approve an amendment to the Charter that would repeal the requirement that a Director be removed only by the affirmative vote of 75% of the votes entitled to be cast for the election of Directors. This vote threshold is higher than the majority vote otherwise required under the MGCL. The stockholders are being asked to approve an amendment to the Charter to declassify the Board of Directors. Currently, the Board of Directors is divided into three classes. Upon the expiration of the term of office of each class, the Directors in that class are elected for a term of three years to succeed the Directors whose terms of office had expired. The amendment provides for directorships with indefinite terms. The amendment also would repeal the requirement that the number of Directors may not exceed twenty.

    The provisions described in the preceding two paragraphs, which may be regarded as "anti-takeover" provisions, were intended to have the effect of making it more difficult and time-consuming to change majority control of the Board of Directors without its consent and thus to reduce the Fund's vulnerability to an unsolicited takeover proposal and to deter changes in control of the Fund. The conversion of the Fund to open-end form would eliminate the need for these precautionary measures. Therefore, the Board of Directors has considered and unanimously approved, subject to stockholder approval of this Proposal, amendments to the Charter eliminating these provisions to take effect if the Conversion occurs.


MODIFICATION OF INVESTMENT RESTRICTIONS

    As noted above, open-end investment companies are precluded from incurring debt other than borrowings from banks not in excess of the 1940 Act's 300% asset coverage limitation. If the Fund converts to open-end form, its investment restriction governing borrowings and the issuance of senior securities will have to be modified. This investment restriction is deemed fundamental, which means it may not be changed without the approval of a 1940 Act Majority.

    The proposed modification to the investment restriction is set forth below. If the Conversion occurs, the modification will become effective upon the Conversion. The Adviser does not anticipate that the modification will materially change the current investment practices of the Fund. In the following paragraph, which sets forth the proposed modification concerning borrowing, material to be added is underscored and that to be deleted is in brackets.

    The Fund will not borrow money or issue senior securities, except that the Fund may borrow [(i) from a bank or other entity in a privately arranged transaction for (i) the repurchase and/or tenders for its shares or to pay dividends for purposes of complying with the Code, if immediately after such borrowing there is asset coverage of at least 300% as defined in the 1940 Act and (ii) for temporary purposes in an amount not exceeding 5% of the value of the total assets of the Fund] in accordance with pertinent provisions of the Investment Company Act of 1940, as amended, including the rules and regulations thereunder.


    In addition, the Board of Directors approved two other modifications to the Fund's investment restrictions. These additional modifications do not affect "fundamental policies" of the Fund and therefore do not require stockholder approval. First, as discussed above, the Board approved a change to the Fund's investment policies to permit the Fund to invest up to 15% of its net assets in equity or debt securities (including convertible debt securities) for which there is no ready market. This revised policy will be effective upon the Conversion.

    Second, the Fund's investment policies prohibit the Fund from investing in commodities, except certain specified financial commodities. The Board approved a revised investment restriction containing an updated list of financial commodities exceptions to the general prohibition against commodities investments. This revised policy will also be effective upon the Conversion.

ESTABLISHMENT OF MULTIPLE DISTRIBUTION SYSTEM

    At the December 18 Meeting, the Board of Directors unanimously approved the establishment of a Multiple Distribution System upon the conversion of the Fund to open-end form, and, in connection therewith, approved and declared advisable (a) an amendment to the Charter of the Fund classifying the authorized shares of the Fund into four classes and reclassifying the shares of stock of the Fund outstanding as of the date of the Conversion to Class A Common Stock, (b) the adoption of the Rule 12b-1 Plan and (c) a Distribution Services Agreement (the "Distribution Agreement") to be entered into between the Fund and the Principal

Underwriter. The Multiple Distribution System, which involves the implementation of the Rule 12b-1 Plan, will be implemented only if the Conversion occurs. Stockholders are being asked to vote separately to approve the adoption of the Rule 12b-1 Plan with respect to Class A shares outstanding at the time of the Conversion. The Conversion will not occur if stockholders do not approve the adoption of the Rule 12b-1 Plan. See the discussion below under Proposal Four. The Distribution Agreement does not require, and is not being submitted for, stockholder approval.


    The Multiple Distribution System would enable the Fund to offer investors the option of purchasing shares subject to varying fee arrangements. The shares to be offered by the Fund to retail investors, Class A Common Stock, Class B Common Stock and Class C Common Stock, would enhance the attractiveness of the Fund by permitting investors to select the distribution option that is most suited to their particular circumstances. A fourth class of shares, Advisor Class Common Stock, would be available only to limited categories of investors, including certain fee-based program participants, self-directed defined contribution retirement plans, certain registered investment advisers and other financial intermediaries and their clients, investment advisory clients of the Adviser and the directors and trustees of the registered investment companies sponsored by the Adviser.
The Board of Directors has adopted a plan pursuant to Rule 18f-3 under the 1940 Act which would govern the issuance and sale of these four classes of shares.

    If the Multiple Distribution System is implemented, the Fund would classify all shares outstanding at the time of the Conversion and shares sold in the future subject to a front-end sales charge as Class A Common Stock, and would create three new classes of shares, Class B, Class C and Advisor Class. Thereafter, the Fund would offer four classes of shares: (a) Class A Common Stock, subject to a front-end sales charge or a 1% contingent deferred sales charge ("CDSC") in certain circumstances (except that no sales charge would be imposed with respect to Class A Common Stock classified as such at the time of the Conversion) and a distribution services fee of up to .30% (annualized on aggregate daily net assets); (b) Class B Common Stock, subject to a CDSC and a distribution services fee of up to 1% (correspondingly annualized) until conversion of such shares to Class A Common Stock after eight years; (c) Class C Common Stock, which would not be subject to a front-end sales charge, but would be subject to a 1% CDSC for one year and to a distribution services fee of up to 1% (also correspondingly annualized) for the life of the investment; and (d) Advisor Class Common Stock, which would not be subject to a front-end sales charge, a CDSC or a distribution services fee and would be subject to a mandatory conversion to Class A Common Stock upon the occurrence of certain events. The four classes would each represent interests in the Fund's investment portfolio and would be otherwise identical, except that: (a) Advisor Class Common Stock would not pay a distribution services fee; (b) the distribution services fees would be higher for Class B and Class C Common Stock; (c) transfer agency fees would be higher for Class B and Class C Common Stock; (d) only Class B and Advisor Class Common Stock would have a feature providing for conversion to another class of shares; and (e) each class would have exclusive voting rights with respect to matters that affect only its interests.

    Shares of the three retail classes would be sold under a single prospectus, which would describe the Multiple Distribution System and considerations that investors may wish to bear in mind in selecting among the classes. A separate prospectus offering the Advisor Class Common Stock would describe the eligible categories of purchasers of Advisor Class Common Stock and the different distribution arrangements that apply to them.

    The alternative purchase arrangements available with respect to Class A Common Stock, Class B Common Stock and Class C Common Stock would permit retail investors to choose the method of purchasing shares that they consider most beneficial given the amount to be purchased, the length of time they expect to hold the shares, and other circumstances. Investors would be able to consider whether, during the anticipated life of their investment in the Fund, the accumulated distribution services fee and CDSC on Class B Common Stock prior to conversion to Class A Common Stock, or the accumulated distribution services fee and CDSC on Class C Common Stock, would be less than the initial sales charge and accumulated distribution services fee on Class A Common Stock purchased at the same time, and to what extent that differential would be offset by the higher return on Class A Common Stock.

    Operation of the Multiple Distribution System. Class A Common Stock would be sold at net asset value plus a conventional front-end sales load. Class B and Class C Common Stock would be sold at net asset value without the imposition of a sales load at the time of purchase. The purpose of the Class B conversion feature is to relieve the holders of Class B Common Stock from the burden of the higher ongoing distribution fees in those instances where the shares of Class B Common Stock have been outstanding for a time period sufficient for the Principal Underwriter to have been compensated to a large extent for distribution expenses related to the shares. Class C Common Stock redeemed within one year of purchase will be subject to a 1% CDSC. Class C Common Stock will not convert to any other class and will, therefore, under the Rule 12b-1 Plan always be subject to an annual 1% distribution services fee.

    Advisor Class Common Stock would be sold at net asset value without the imposition of a sales charge at the time of purchase or redemption. Advisor Class Common Stock will automatically convert to Class A Common Stock in the event an investor who owns Advisor Class Common Stock ceases to participate in an eligible fee-based program or plan, ceases to be associated with an eligible investment adviser or financial intermediary, or if the stockholder is otherwise no longer eligible to purchase Advisor Class Common Stock as described in the Advisor Class prospectus.

    The exchange privileges of each class of shares would also differ. Each class of shares offered by the Fund will be exchangeable, at any time and without the imposition by the Fund or the Principal Underwriter of a sales charge (or, subject to the temporary redemption fee discussed above, any other fee), for the same class of shares offered by other mutual funds sponsored by the Adviser.

    The net asset value per share of Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock would be determined separately. Income or gain from investments by the Fund and general expenses and liabilities of the Fund will be allocated to each class based on the net asset value of each class. Distribution expenses and transfer agency expenses and liabilities allocable to a particular class will be allocated to that class. Because the distribution fees and transfer agency expenses allocable to the Class B Common Stock and Class C Common Stock will be higher than those for the Class A Common Stock and Advisor Class Common Stock, the net asset value of Class B Common Stock and Class C Common Stock may be lower than that of the Class A Common Stock and Advisor Class Common Stock, and dividends per share on Class B Common Stock and Class C Common Stock are expected to be less than those on Class A Common Stock and Advisor Class Common Stock.

    The Multiple Distribution System would provide retail investors with the option of purchasing shares of the Fund pursuant to a traditional front-end sales load method or pursuant to several different fee arrangements. This system addresses the differing requirements and preferences of potential retail investors and allows each investor to choose the option that is most beneficial under the circumstances. For example, if an investor qualifies for a significant discount of the front-end sales load, the investor may prefer to purchase Class A Common Stock rather than pay the higher distribution fee applicable to Class B or Class C Common Stock. If an investor does not qualify for a discount, the investor may prefer to invest in Class B or Class C Common Stock and defer the payment of a sales charge. On the other hand, if such an investor anticipates holding the shares for an extended period of time, it may be more beneficial for the investor to pay the initial sales charge applicable to

Class A Common Stock than to be subject to the higher distribution fee applicable to Class B and Class C Common Stock. If an investor qualifies as an eligible purchaser for shares of Advisor Class Common Stock, the investor may choose to purchase these shares and avoid paying a sales charge at the time of purchase or redemption.

    If the Fund converts to open-end form, the Board of Directors expects the Multiple Distribution System to help attract new investors to the Fund by creating multiple purchase method choices, which will benefit all of the Fund's stockholders by decreasing the Fund's operating expenses per share. It is also believed that the Multiple Distribution System will help to discourage redemptions of Fund shares. In addition, adoption of the Multiple Distribution System will enable the Fund to compete with other mutual funds that offer similar multiple distribution arrangements. There is no assurance that the Multiple Distribution System, if implemented, would attract new investors, decrease the Fund's expense ratio, or discourage redemptions.

    If the Multiple Distribution System is implemented, it is contemplated that the amendment to the Fund's Charter referred to above will become effective upon the filing of Articles of Amendment and Restatement in the form attached hereto as Exhibit
B.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
THE CONVERSION OF THE FUND TO AN OPEN-END INVESTMENT COMPANY.

    Under the Fund's Charter, amendments to the Fund's Charter must be approved by the holders of a majority of the Fund's outstanding shares. However, the Fund's Charter provides that the conversion of the Fund from a closed-end investment company to an open-end investment company and the elimination of the "anti-takeover" provisions described above requires the affirmative vote of the holders of at least 75% or more of the outstanding shares. Accordingly, as all of the matters discussed above are to be acted upon as a single proposal, adoption of Proposal Three will require the affirmative vote of the holders of at least 75% or more of the outstanding shares of the Fund. This vote is higher than the 1940 Act Majority requirement that would otherwise be necessary for the modification of an investment restriction. If the Conversion does not occur, the Fund will continue to operate as a closed-end fund, the current provisions of the Charter will remain in effect, and the Board of Directors will consider what further actions, if any, may be appropriate.

                          PROPOSAL FOUR

                APPROVAL OF THE RULE 12b-1 PLAN

    As discussed in Proposal Three above, at the December 18 meeting, the Board of Directors unanimously approved the establishment of a Multiple Distribution System upon the Conversion and, in connection therewith, approved the adoption of the Rule 12b-1 Plan and recommended the Rule 12b-1 Plan to stockholders for approval. If the Conversion occurs, holders of Class A Common Stock outstanding at the time of the Conversion will become subject to a fee of .30% of the Fund's aggregate average daily net assets attributable to those shares. The Rule 12b-1 Plan is incorporated into the Distribution Agreement. A copy of the provisions of the Distribution Agreement that constitute the Rule 12b-1 Plan is attached hereto as Exhibit C.

    Under the Rule 12b-1 Plan, the Fund would pay to the Principal Underwriter each month a distribution services fee that will not exceed, on an annualized basis, .30% of the aggregate average daily net assets of the Fund attributable to Class A Common Stock and 1% of the respective aggregate average daily net assets of the Fund attributable to the Class B Common Stock and the Class C Common Stock. Upon the Conversion all outstanding Fund shares would, without any sales charges or other fees, be classified as Class A Common Stock. Stockholders are being asked to approve only the implementation of the Rule 12b-1 Plan with respect to Class A Common Stock. With respect to the Class A Common Stock, under the Rule 12b-1 Plan the Fund would not be obligated to pay any distribution expense in excess of the distribution services fee described above, and any distribution expenses accrued by the Principal Underwriter in one fiscal year of the Fund may not be paid from distribution services fees received from the Fund in subsequent fiscal years of the Fund. The Rule 12b-1 Plan further provides that the Adviser may make payments from its own resources, which may include the advisory fees paid by the Fund or other funds managed by the Adviser and the Adviser's other revenues, for expenditures under the Rule 12b-1 Plan.

    If the Conversion occurs and the Multiple Distribution System is implemented, the Rule 12b-1 Plan would continue in effect from year to year with respect to each retail class, provided that such continuance is specifically approved at least annually by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of that class, and in either case by a majority of the Directors who are not parties to the Distribution Agreement or "interested persons" of the Fund and who have no direct or indirect financial interest in the Rule 12b-1 Plan or any related agreement (the "Independent Directors"), pursuant to a vote cast in person at a meeting called for that purpose. If the Rule 12b-1 Plan were terminated with respect to a class, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to the Principal Underwriter with respect to that class. Each class of shares would have exclusive voting rights with respect to the provisions of the Rule 12b-1 Plan that are applicable to that particular class.

    Under the Rule 12b-1 Plan, the Treasurer of the Fund would furnish the Directors with quarterly statements of distribution revenues and expenditures. These statements will set forth distribution revenues and expenditures with respect to Class A, Class B and Class C Common Stock of the Fund. In the statements, and on the books of the Fund, only distribution expenditures properly attributable to the sale of a particular class will be allocated against the distribution services fee charged to that class. Distribution expenses attributable to the sale of all four classes of shares will be allocated to a class of shares based upon the ratio in which the sales of shares of that class bears to the sales of all four classes, although, as discussed above, any distribution expenses allocated to the Advisor Class Common Stock will not be paid by the Fund.

    The Rule 12b-1 Plan provides that it may not be amended to increase materially the distribution costs that a class may bear without stockholder approval and that any other material amendments of the Rule 12b-1 Plan must be approved by the Board of Directors or by a 1940 Act Majority of that class, and in either case by the Directors of the Fund who are not parties to the Distribution Agreement or interested persons of the Fund and have no direct or indirect financial interest in the operation of the Rule 12b-1 Plan or in any agreements related to the Rule 12b-1 Plan, by vote cast in person at a meeting called for that purpose.

    The Rule 12b-1 Plan would be terminable by the Fund with respect to a class without notice or penalty at any time by vote of a majority of the Independent Directors or by vote of a 1940 Act Majority of such class, or by the Principal Underwriter with respect to any class upon 60 days' written notice to the Fund.

    The Board of Directors, in approving the Rule 12b-1 Plan, determined that there is a reasonable likelihood that it will benefit the Fund and the holders of the Class A, Class B and Class C Common Stock thereof. In making their determination to adopt the Rule 12b-1 Plan, the Directors considered the following factors: (a) the need to consult independent counsel or experts to assist them in reaching a determination whether to adopt the Rule 12b-1 Plan; (b) the nature of the problems or circumstances that make implementation of the Rule 12b-1 Plan necessary or appropriate and the causes of such problems or circumstances; (c) the way in which the Rule 12b-1 Plan would address these problems or circumstances and how it would be expected to resolve or alleviate them, including the nature and approximate amount of the anticipated expenditures, the relationship of such expenditures to the overall cost structure of the Fund, the nature of the anticipated benefits, and the time it would take for those benefits to be achieved; (d) the merits of possible alternative plans; (e) the interrelationship between the Rule 12b-1 Plan and the activities of any other person who would finance distribution of the Fund's shares, including whether any payments by the Fund to any such other person will be made in such a manner as to constitute the indirect financing of distribution by the Fund; (f) the possible benefits of the Rule 12b-1 Plan to any other person relative to those expected to inure to the Fund; and (g) the effect of the Rule 12b-1 Plan on the Fund's existing stockholders.

    If the Conversion does not occur, the Rule 12b-1 Plan will not be implemented. In addition, if the Rule 12b-1 Plan is not approved, the Conversion will not occur and the Fund will not become an open-end fund.

    The Board of Directors recommends that the stockholders vote for the approval of the Rule 12b-1 Plan for shares outstanding at the time of the Conversion.

                          PROPOSAL FIVE

                  APPROVAL OF AMENDED AGREEMENT

    The Adviser currently manages the Fund pursuant to an Investment Management and Administration Agreement between the Fund and the Adviser (the "Management Agreement"). At the December 18 Meeting, the Board of Directors approved an amendment to the Management Agreement (the "Amended Agreement") to make certain changes relating to the Conversion that will take effect upon the Conversion and to increase the fee payable to the Adviser under the Management Agreement from 0.85% of the Fund's average weekly net assets to 1.00% of the Fund's average weekly net assets to compensate the Adviser for providing additional services to the Fund. The increased fee payable under the Management Agreement will be effective upon stockholder approval of Proposal Five. The Conversion will not occur unless stockholders approve Proposal Five. The Management Agreement as it is proposed to be amended is attached hereto as Exhibit D.
The Management Agreement has been marked to show the changes to the Management Agreement if the Conversion occurs and if Proposal Five is approved. Approval of Proposal Five requires the vote of a 1940 Act Majority.

    The Adviser. The Adviser is a Delaware limited partnership with principal offices at 1345 Avenue of the Americas, New York, New York 10105. It has been retained under the Management Agreement to provide investment management and administrative services to the Fund under the supervision and control of the Board of Directors of the Fund. The Adviser is a leading international investment adviser supervising client accounts with assets as of March 31, 2001 totaling more than $433 billion (of which more than $171 billion represented the assets of investment companies). As of March 31, 2001, the Adviser managed retirement assets for many of the largest public and private employee benefit plans (including 56 of the nation's FORTUNE 100 companies), for public employee retirement funds in 36 states, for investment companies, and for foundations, endowments, banks and insurance companies worldwide. As of March 31, 2001, the 50 registered investment companies managed by the Adviser, comprising 141 separate portfolios, have had more than 6.7 million shareholder accounts.

    Alliance Capital Management Corporation, with principal offices at 1345 Avenue of the Americas, New York, New York 10105, is the general partner of the Adviser and an indirect wholly-owned subsidiary of AXA Financial, Inc. ("AXA Financial"), a Delaware corporation with principal offices at 1290 Avenue of the Americas, New York, New York 10104, whose shares are traded on the Exchange. As of March 1, 2001, AXA Financial and certain of its subsidiaries were the beneficial owners of approximately 52% of the outstanding Alliance Units. Alliance Capital Management Holding L.P. ("Alliance Holding") owns an approximately 30% of
the outstanding Alliance Units.*     Equity interests in Alliance
Holding are traded on the Exchange in the form of units. Approximately 98% of such units are owned by the public and management or employees of the Adviser and approximately 2% are owned by AXA Financial. As of March 1, 2001, AXA, a French insurance holding company, with principal offices at 25, Avenue Matignon, 75008 Paris, France, and its subsidiaries owned all of the issued and outstanding shares of common stock of AXA Financial.

    Management Agreement.  Under the Management Agreement, the
Adviser currently provides investment advisory services and order placement facilities for the Fund and pays all compensation of
____________________

* Until October 29, 1999, Alliance Holding served as the investment adviser to the Fund. On that date, Alliance Holding reorganized by transferring its business to the Adviser. Prior thereto, the Adviser had no material business operations. One result of the reorganization was that the Advisory Agreement, then between the Fund and Alliance Holding, was transferred to the Adviser.

Directors and officers of the Fund who are affiliated persons of the Adviser. The Adviser or its affiliates also furnish the Fund, without charge, with management supervision and assistance and office facilities and provide persons satisfactory to the Board of Directors to serve as the officers of the Fund. For its services under the Management Agreement the Fund pays the Adviser a monthly fee at an annualized rate of 0.85% of the Fund's average weekly net assets. For the fiscal year ended April 30, 2001, the Adviser received fees from the Fund of $491,282 pursuant to the Management Agreement. The Fund paid brokerage commissions in the amount of $10,766 (9.6% of the total brokerage commissions paid by the Fund) during its most recent fiscal year to Tong Yang Securities Co., Ltd., an affiliate of Orion, during that period.

    The Management Agreement is terminable without penalty by a vote of a 1940 Act Majority, or by a vote of a majority of the Directors on 60 days' written notice or by the Adviser on 60 days' written notice, and automatically terminates in the event of its assignment. The Management Agreement provides that in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser, or of reckless disregard of its obligations thereunder, the Adviser shall not be liable for any action or failure to act in accordance with its duties thereunder.

    The Management Agreement was last approved by the stockholders of the Fund at a meeting held on November 30, 1993 for the purpose of approving changes in the investment management fee arrangements and responsibilities between the Adviser and Orion. The Management Agreement has continued in effect since November 30, 1993 and by its terms is to continue in effect for successive twelve-month periods (computed from each July 1), provided that such continuance is specifically approved at least annually by a vote of a 1940 Act Majority or by the Board of Directors, and in either case, by a majority of the Directors who are not parties to the Management Agreement or "interested persons" of any such party as defined by the 1940 Act.

    Amended Agreement. At the December 18 Meeting the Board of Directors unanimously approved the Amended Agreement to be effective upon the Conversion and recommended the Amended Agreement to stockholders for their approval. The Board of Directors also unanimously approved the increase in the fee payable under the Management Agreement to compensate the Adviser for providing additional services to the Fund and recommended the proposed fee increase to stockholders for their approval, to be effective upon stockholder approval of Proposal Five. At a Special Meeting of the Board of Directors held on June 20, 2001, the Board confirmed its intention that the proposed increase in the fee payable under the Management Agreement would become effective upon approval of Proposal Five by stockholders whether or not the Conversion occurs.

    At the December 18 Meeting, the Board approved the termination of the Orion Agreement, effective as of January 15, 2001. The Adviser has been the sole manager of the Fund since that date. Prior to January 15, 2001, under the terms of the Orion Agreement, the Fund paid Orion directly a fee equal to 0.40% of the Fund's average weekly net assets, and under the terms of the Management Agreement, the Fund paid the Adviser a fee of 0.85% of the Fund's average weekly net assets. Since the termination of the Orion Agreement the Fund pays advisory fees only to the Adviser (at the same rate of 0.85% of the Fund's average weekly net assets). Upon stockholder approval of Proposal Five, the aggregate annualized investment management fee rate payable by the Fund will be 1.00% rather than the 1.25% combined rate that was in effect prior to termination of the Orion Agreement. If the increased fee under the Management Agreement had been in effect during the past year, the Fund would have paid the Adviser $579,563 or 80% of the aggregate amount payable under the Management Agreement and the Orion Agreement combined and 118% of the advisory fees payable under the Management Agreement alone. The increased fee payable under the Management Agreement will be effective upon stockholder approval of Proposal Five.

    The Amended Agreement incorporates minor technical modifications designed to comport with the fact that upon the Conversion, the Fund would be an open-end fund managed solely by the Adviser. Upon the Conversion, the fee payable under the Amended Agreement will be 1.00% of the Fund's average daily net assets. The Amended Agreement will become effective upon the Conversion and will remain in effect for two years from the date of its effectiveness and continue in effect only so long as its continuance is approved at least annually by the Board of Directors or by a vote of a 1940 Act Majority.

    The Adviser has voluntarily undertaken to the Board that if the Conversion occurs, the Adviser will waive its fees or reimburse expenses to maintain the Fund's expense ratio at the annualized rate of 2.50% of the Fund's average daily net asset for the Class A Common Stock. This waiver or reimbursement may be reduced or eliminated at any time, provided that if the Conversion occurs, no change to the waiver/reimbursement policy will be made without the consent of the Board.

    If Proposal Five is approved and the Conversion occurs, the increase in the fee payable under the Management Agreement and certain changes relating to the termination of the Orion Agreement will take effect upon stockholder approval and the Amended Agreement will take effect upon the Conversion. If stockholders approve Proposal Five, but the Conversion does not occur, the increased fee payable under the Management Agreement will take effect upon stockholder approval and the technical provisions relating to the Conversion will not become effective. In that case the fee payable to the Adviser under the Management Agreement will be at the annual rate of 1.00% of the Fund's weekly net assets. In addition, the proposed changes to the Management Agreement relating to the termination of the Orion Agreement will also become effective upon stockholder approval of Proposal Five. If Proposal Five is not approved, the Conversion will not occur, the fee increase will not become effective and the Board will consider what further actions, if any, may be appropriate. The changes to the Management Agreement that would occur if Proposal Five is approved but the Conversion does not occur, are shown in boldface type in the draft Amended Agreement attached hereto as Exhibit D.

    The following table shows the fees and expenses of the Fund for the fiscal year ended April 30, 2001 (adjusted to reflect the effect of the termination of the Orion Agreement) and the pro forma fees and expenses if stockholders approve Proposal Five but the Conversion does not occur. The expense table in Proposal Three shows the fees and expenses of the Fund for the fiscal year ended April 30, 2001 and the effect on the Fund's expenses if Proposal Five is approved and the Conversion occurs.

                                                  Proposal Five
                                                  Approved and
                                   April 30, 2001 Conversion Does
                                   Expense Ratio  Not Occur
                                   -------------  ---------------

    Annual Fund Operating Expenses

    Management Fees                .85%           1.00%

    12b-1 fee                      -0-            -0-

    Other Expenses                 1.44%          1.44%

    Total Fund Operating Expenses  2.29%          2.44%


    Example:

    The following table illustrates the expenses on a hypothetical $10,000 investment in the Fund if the Amended
Agreement is approved and the Conversion does not occur, calculated at the rates stated above, assuming a 5% annual return.

                          1 year   3 years  5 years   10 years

April 30, 2001 Expenses   $232     $715     $1,225    $2,626

Proposal Five Approved
and the Conversion Does
Not Occur                 $247     $761     $1,301    $2,776

    Under the Management Agreement the Adviser provides, and under the Amended Agreement the Adviser would provide, personnel to render such clerical, accounting, administrative, and other non-advisory services to the Fund as may be requested from time to time by the Fund. The terms of the Amended Agreement, like those of the existing advisory agreements between the Adviser and the other open-end funds sponsored by the Adviser, provide for the Fund to pay the Adviser the cost of such personnel. Nonetheless, the Adviser has undertaken with the Board of Directors, subject to subsequent notice to the Board, not to seek reimbursement from the Fund for such personnel, thereby waiving, for an indefinite period of time, the Adviser's right to such payments. The Amended Agreement that would be effective if the Conversion occurs contains provisions not found in the Management Agreement that accommodate the adoption of the Multiple Distribution System, including the adoption of the Rule 12b-1 Plan.

    In approving the fee increase and the Amended Agreement, the Board of Directors considered among other things: the fact that as a result of the termination of the Orion Agreement, the Adviser has sole responsibility for making portfolio management decisions for the Fund; the Adviser's capacities and resources to provide services to the Fund; the terms of the Amended Agreement; information concerning fees charged by other investment managers for providing advisory services to funds investing primarily in Korean securities; investment performance, portfolio turnover, expense ratio and portfolio transaction allocation information; the Adviser's proposed termination of its services agreement with the lead underwriter of the Fund's initial public offering in connection with the Conversion; historical profitability information and the fee waiver/expense reimbursement arrangement proposed by the Adviser in connection with the Conversion; and the fact that the Adviser had offered to hire the portfolio manager at Orion with responsibility for the Fund (after the December 18 Meeting, such person accepted the Adviser's offer and is now employed by the Adviser, with continued responsibilities with respect to the Fund). The Adviser provided the Board with information regarding the Adviser's global investment operations and the Adviser's relationships with Korean financial services firms. Finally, the Board considered the reasonableness of the technical amendments in the Amended Agreement that were required in order to reflect the Conversion.

Other Investment Companies

    The Adviser does not serve as investment adviser with respect to any other registered investment company investing primarily in Korean securities.

    Your Board of Directors recommends that the stockholders vote for the approval of the Amended Agreement.


         INFORMATION AS TO THE FUND'S PRINCIPAL OFFICERS

    The principal officers of the Fund, their ages and their principal occupations during the past five years are set forth below.

    John D.  Carifa, Director, Chairman and Chief Executive
Officer (see page 4 for biographical information).

    Robert Heisterberg, 62, Executive Vice President-Investments, is a Senior Vice President of ACMC and its Global Economic and Policy analyst. Mr. Heisterberg has been associated with the Adviser since prior to 1996.


    Yung Chul Park, 58, Executive Vice President-Investments, is a Professor of Economics at Korea University. He is also the Director of the Institute of Economic Research at Korea
University.

    Edward Baker III, 50, Vice President, is Chief Executive Officer-Business Affairs of the Adviser, with which he has been associated since April 2000. Prior thereto he was a Senior Vice President and the Chief Investment Officer-Emerging Markets of ACMC, since May 1996.


    Thomas Bardong, 55, Vice President, is a Senior Vice
President of ACMC, with which he has been associated since prior to 1996.

    Sun Hee Oh, 39, Vice President, is a Vice President of ACMC with which she has been associated since September 1999. Prior thereto she was a portfolio manager at Nomura Asset Management Co., Ltd. since August 1999, and an investment analyst at Tong Yang Securities Co., Ltd. since September, 1996. Previously, she was a credit analyst AMZ Banking Corporation since prior to 1996.

    Mamoru Yamaoka, 36, Vice President, is a Senior Vice
President of ACMC and Head Trader of the Tokyo Trading Desk with which he has been associated since prior to 1996.

    Edmund P. Bergan, Jr., 51, Secretary, is a Senior Vice
President and the General Counsel of the Principal Underwriter and of Alliance Global Investor Services, Inc. ("AGIS") , with which he has been associated since prior to 1996.


    Mark D. Gersten, 50, Treasurer and Chief Financial Officer, is a Senior Vice President of AGIS, with which he has been associated since prior to 1996.

    Vincent S. Noto, 36, Controller, is an Assistant Vice
President of AGIS, with which he has been associated since prior to 1996.

    The address of Messrs. Carifa, Heisterberg, Baker, Bardong and Bergan is c/o Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105. The address of Messrs. Gersten and Noto is c/o Alliance Capital Management L.P., 500 Plaza Drive, Secaucus, New Jersey 07094. The address of Mr. Park is c/o Korea University 1, 5-Ka, Anam-dong, Seongbuk, Seoul, Korea 136-701. The address of Ms. Oh is c/o Alliance Capital Management (Singapore) Ltd., 1 Finlayson Green #30-00, Singapore 049246. The address for Mr. Yamaoka is c/o Alliance Capital Asset Management (Japan) Ltd., Alliance Fund Distributors, Inc. Tokyo Branch, Ohtemachi First Square West Tower 12F, 1-5-1 Ohtemachi, Chiyoda-ku, Tokyo, Japan 100-004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 30(h) of the 1940 Act and the rules under Section 16 of the Securities Exchange Act of 1934, as amended, require that the Directors and officers of the Fund and the Directors of ACMC, among others, file with the SEC initial reports of ownership of shares and reports of changes in ownership of shares of the Fund. For the fiscal year ended April 30, 2001 all such reports were timely filed.

           SUBMISSION OF PROPOSALS FOR THE NEXT ANNUAL
                     MEETING OF STOCKHOLDERS

    If the Conversion occurs, the Fund will not be required to hold annual meetings of stockholders if the election of Directors is not required under the 1940 Act. It is the present intention of the Fund's Board of Directors not to hold annual meetings of stockholders unless such stockholder action is required. Any stockholder who wishes to submit a proposal to be considered at the Fund's next meeting of stockholders should send the proposal to the Fund so as to be received within a reasonable time before the Board of Directors makes the solicitation relating to such meeting, in order to be included in the Fund's proxy statement and form of proxy card relating to such meeting.

    If the Conversion occurs, then proposals of stockholders intended to be included in the proxy materials and presented at the next annual meeting of stockholders of the Fund must be received by the Fund within a reasonable time before the Fund begins to print and mail the proxy materials for the meeting. If the Conversion does not occur, the Fund will make a public announcement, through the issuance of a press release, of the date of the 2002 Annual Meeting of stockholders (the "2002 Annual Meeting"). The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Stockholder proposals are subject to certain requirements under the federal securities laws and the MGCL and must be submitted in accordance with the Bylaws.

    In accordance with the Bylaws, if the 2002 Annual Meeting date is publicly announced at least 120 days prior to the meeting, in order for a stockholder nomination or proposal to be considered at the 2002 Annual Meeting, the nomination or proposal generally must be delivered by a holder of record to the Fund's Secretary at the principal offices of the Fund by not later than the close of business on the 90th day prior to the annual meeting nor earlier than the close of business on the 120th day prior to such meeting. However, in the event that the date of the annual meeting is publicly announced less than 120 days before such meeting date, notice by the stockholders must be so delivered not earlier than the close of business on the date of such public announcement and not later than the close of business on the 30th day thereafter. The persons named as proxies for the 2002 Annual Meeting will with respect to proxies in effect at that meeting have discretionary authority to vote on any matter presented by a stockholder for action at that meeting unless the Fund receives notice of the matter within a reasonable time before the Fund begins to print and mail the proxy materials for the meeting. If the Fund receives such timely notice, these persons will not have this authority except as provided in the applicable rules of the Commission.


                          OTHER MATTERS

    Management of the Fund does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement. If any other matters properly come before the Meeting, the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies.

    According to the information filed with the Commission, as of February 15, 2001, the following persons were the beneficial owners of more than 5% of the Fund's outstanding common stock.

                                               Percent of Common
Name and Address of     Amount of Beneficial   Stock Based on
Beneficial Owner        Ownership              Shares Outstanding
-------------------     -------------------    ------------------

City of London
Investment Group PLC,
City of London Investment
Management Company
Limited and City of
London Unit Trust
Managers Limited,
10 Eastcheap, London
EC3M ILX, England              1,243,000              16.69%

Faithfulness Ltd.
John M. Templeton
P.O. Box N-7776
Lyford Cay
Nassau, Bahamas                  422,000               5.70%


                     REPORTS TO STOCKHOLDERS

    The Fund will furnish each person to whom this Proxy Statement is delivered a copy of the Fund's latest annual report to stockholders upon request and without charge. To request a copy, please call Alliance Fund Services, Inc. at (800) 227-4618 or contact Christina Santiago at Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105.

                             By order of the Board of Directors,

                             Edmund P. Bergan, Jr.
                             Secretary


June 20, 2001
New York, New York

                                                        EXHIBIT A

                     AUDIT COMMITTEE CHARTER
                               For
     Registered Investment Companies in the Alliance Complex

I. Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors, each of whom shall have no relationship to the Company or any investment adviser, sub-adviser, administrator, sub-administrator, custodian, principal underwriter or transfer agent that may interfere with the exercise of his or her independence from management and the Company and, with respect to his or her relationship to the Company, may otherwise satisfy any applicable membership requirements of stock exchange or Nasdaq rules, as such requirements are interpreted by the Board of Directors in its business judgment.*

-------------------------
* The New York Stock Exchange's rules require that the Audit Committee members have no relationship with the Company that may interfere with their independence. More specifically, the standards restrict the eligibility of people with certain relationships from membership on the Audit Committee. Notably, a director who is an employee, including an executive officer, of the Company or any of its affiliates may not serve on the Audit Committee until three years after termination of the employment, and a director who is a partner, controlling shareholder, or executive officer of an entity that has a business relationship with the Company may not serve on the Audit Committee unless the Board of Directors of the Company determines that such relationship will not interfere with the director's independence.

    The New York Stock Exchange rules also require that (i) each Audit Committee member be financially literate and (ii) at least one member of the Audit Committee have accounting or related financial management expertise. Each of these qualifications is subject to the interpretation of the Company's Board of Directors in its business judgment. The Company is required to regularly provide certifications to the New York Stock Exchange regarding its compliance with the Audit Committee rules.

    The SEC's proxy rules require closed-end investment companies listed on the NYSE or AMEX, or quoted on Nasdaq, to disclose in their proxy statements relating to the election of directors whether the committee members are independent under the applicable stock exchange or Nasdaq rules, and, if not independent, the nature of the relationship and the reasons the board appointed the non-independent director.

II. Purpose of the Audit Committee:  The purposes of the Audit
Committee are to assist the Board of Directors:

      1. in its oversight of the Company's accounting and financial reporting principles and policies and related controls and procedures maintained by or on behalf of the Company;

      2. in its oversight of the Company's financial statements and the independent audit thereof;

      3. in selecting (or nominating the independent accountants to be proposed for shareholder approval in any proxy statement), evaluating and, where deemed appropriate, replacing the independent accountants;
           and

      4. in evaluating the independence of the independent accountants.

    The function of the Audit Committee is oversight. The management of the Company, including contractually obligated service providers, are responsible for the preparation, presentation and integrity of the Company's financial statements. Management and applicable service providers are responsible for maintaining appropriate accounting and financial reporting principles and policies and related controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out a proper audit. In fulfilling their responsibilities hereunder, it is recognized that the members of the Audit Committee are not full-time employees of the Company, and the members of the Audit Committee are neither acting as, nor do they represent themselves to be acting as, accountants, auditors or experts in the fields of accounting or auditing. As such, in fulfilling their oversight duties under this Charter, it is neither the duty nor the responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that provide information to the Audit Committee and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

    The independent accountants for the Company are ultimately accountable to the Board of Directors and the Audit Committee.

The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval in the proxy statement).

    The Audit Committee shall also be responsible for ensuring that the independent accountants submit to the Company annually a formal written statement delineating all relationships between the independent accountants and the Company ("Statement as to Independence"), addressing at least the matters set forth in Independence Standards Board Standard No. 1. The Statement as to Independence shall also identify any audit, tax or consulting services to the Company's investment adviser, sub-adviser, administrator, sub-administrator, custodian, principal underwriter or transfer agent or other service providers, and such other investment companies advised by the Company's investment adviser, as the Audit Committee may specify.

III. Meetings of the Audit Committee: The Audit Committee shall meet as often as may be required to consider the matters set forth in Article IV. In addition, the Audit Committee should meet separately at least annually with management and the independent accountants to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or of any service provider, outside counsel to the Company or to the independent directors, or representatives of the Company's independent accountants to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following responsibilities and powers:

    1.     with respect to the independent accountants,

           (i) to provide advice to the Board of Directors in selecting, evaluating or replacing the independent accountants;

           (ii) to review the fees charged by the independent accountants for the performance of audit and non-audit services to the Company;

           (iii) to ensure that the independent accountants prepare and deliver annually a Statement as to Independence (it being understood that the independent accountants are responsible for the accuracy and completeness of this Statement), to discuss with the independent accountants any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's independent accountants and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the independent accountants' independence; and

           (iv) to instruct the independent accountants that the independent accountants are ultimately accountable to the Board of Directors and Audit Committee;

      2. with respect to financial reporting principles and policies and related controls and procedures,

           (i) to advise management and the independent accountants that they are expected to provide or cause to be provided to the Audit Committee a timely analysis of significant financial reporting issues and practices;

           (ii) to consider any reports or communications (and management's responses thereto) submitted to the Audit Committee by the independent accountants required by generally accepted auditing standards, as they may be modified or supplemented, including reports and communications related to:

                   --   deficiencies noted in the audit in the
                        design or operation of related controls;

                   --   consideration of fraud in a financial
                        statement audit;

                   --   detection of illegal acts;

                   --   the independent accountants'
                        responsibility under generally accepted
                        auditing standards;

                   --   significant accounting policies;

                   --   management judgments and accounting
                        estimates;

                   --   adjustments recorded and unadjusted
                        differences arising from the audit;

                   --   the responsibility of the independent
                        accountants for other information in
                        documents containing audited financial
                        statements;

                   --   disagreements with management;

                   --   consultation by management with other
                        independent accountants;

                   --   major issues discussed with management
                        prior to retention of the independent
                        accountants;

                   -- difficulties encountered with management in performing the audit; and

                   --   the independent accountant's judgments
                        about the quality of the Company's
                        accounting principles;

            (iii) to meet with management and/or the independent accountants:

                   -- to discuss the scope of the annual audit or any audit or review of interim financial statements;

                   --   to discuss the audited financial
                        statements;

                   --   to discuss any significant matters
                        arising from any audit or report or
                        communication referred to in item 2(ii)
                        above, whether raised by management or
                        the independent accountants, relating to the Company's financial statements;

                   --   to review the opinion rendered, or the
                        form of opinion the independent
                        accountants propose to render, to the
                        Board of Directors and shareholders;

                   --   to discuss allocations of expenses
                        between the Company and other entities
                        and, if applicable, among different
                        series of the Company and among different classes of shares of the Company;

                   -- to discuss the Company's compliance with Subchapter M and, if applicable,
                        Subchapter L*, of the Internal Revenue
                        Code of 1986, as amended;

                   -- to discuss the Company's compliance with Rule 2a-7** of the Investment Company Act of 1940, to the extent that such Rule applies to the Company;

                   --   to discuss with management and the
                        independent accountants their respective procedures to assess the representativeness of securities prices provided by external pricing services;

                   --   to discuss with independent accountants
                        their conclusions as to the
                        reasonableness of procedures employed to determine the fair value of securities for which market quotations are not readily available, management's adherence to such procedures and the adequacy of supporting documentation;

-------------------------
* Subchapter L is relevant only to investment companies that sell their shares to insurance company separate accounts.

**  Rule 2a-7 applies only to money market funds.

                   --   to discuss with management and the
                        independent accountants any reports
                        issued by independent accountants
                        regarding the Company's transfer, custody and accounting agents;

                   -- to discuss the report of the independent accountants on the Company's system of internal accounting controls required to be filed with the Company's Form N-SAR;

                   --   to discuss significant changes to the
                        Company's accounting principles,
                        policies, controls, procedures and
                        practices proposed or contemplated by
                        management;

                   --   to discuss significant changes to
                        auditing principles and to auditing
                        policies, controls, procedures and
                        practices contemplated by the independent accountants;

                   --   to inquire about significant risks and
                        exposures, if any, and the steps taken to monitor and minimize such risks; and

           (iv) to discuss with the Company and its legal advisors any significant legal matters that may have a material effect on the financial statements; and

      3. with respect to reporting, recommendations and other matters,

           (i) to provide advice to the Board of Directors in electing the principal accounting officer of the Company;

           (ii) to provide any report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;***

           (iii) to review this Charter at least annually and recommend any changes to the full Board of Directors; and

           (iv) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage independent accountants for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.



------------------------------
*** Closed-end investment companies must include in their proxy statements relating to the election of directors a signed report of the Audit Committee in which the Audit Committee states whether it has (i) reviewed and discussed the audited financial statements, (ii) discussed the matters to be discussed under SAS 61 and (iii) received from and discussed with the independent accountants their Statement as to Independence. The report must also include a statement as to whether, based on these three items, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements in the Company's annual report required by Section 30(e) of the Investment Company Act.

                                                        EXHIBIT B


       (REVISIONS PURSUANT TO PROPOSAL THREE ARE REFLECTED
      BY UNDERSCORING ADDITIONS AND BRACKETING [DELETIONS])

                   [ARTICLES OF INCORPORATION
                               OF]
                THE KOREAN INVESTMENT FUND, INC.

              ARTICLES OF AMENDMENT AND RESTATEMENT

      The Korean Investment Fund, Inc., a Maryland corporation having its principal office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies [that] to the State Department of Assessments and Taxation of
Maryland:

1. The Corporation desires to amend and restate its charter as currently in effect and as hereinafter amended. The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

      FIRST:  (1)  The name of the incorporator is Frank J.
      Nasta.

              (2)  The incorporator's post office address is One
      Battery Park Plaza, New York, New York 10004.

              (3) The incorporator is over eighteen years of age.

              (4) The incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland.

      SECOND: The name of the corporation (hereinafter called the "Corporation") is The Korean Investment Fund, Inc.

      THIRD: (1) The purpose for which the Corporation is formed is to conduct, operate and carry on the business of an investment company [registered under the Investment
      Company Act of 1940].

              (2)  The Corporation may engage in any other
      business and shall have all [of the] powers [granted] conferred upon or permitted to corporations by the Maryland
      General Corporation Law [now or hereafter in force] (the
      "MGCL").

      FOURTH: The post office address of the principal office of the Corporation within the State of Maryland is [32 South Street] 300 East Lombard Street, Baltimore, Maryland 21202[,] in care of The Corporation Trust, Incorporated. The resident agent of the Corporation in the State of Maryland is The Corporation Trust, Incorporated, [32 South Street] 300 East Lombard Street, Baltimore, Maryland 21202, a Maryland corporation.

      FIFTH: (1) The total number of shares of [capital] stock which the Corporation shall have authority to issue is [One Hundred Million (100,000,000)] twelve billion (12,000,000,000), all of which shall be Common Stock having a par value of one-tenth of one cent ($.001) per share and an aggregate par value of [One] twelve [M]million [D]dollars ($12,000,000) [subject to the following provisions:]. Until such time as the Board of Directors shall provide otherwise in accordance with paragraph (1)(d) of Article SEVENTH hereof, three billion (3,000,000,000) of the authorized shares of Common Stock of the Corporation are classified and designated as Class A Common Stock, three billion (3,000,000,000) of such shares are classified and designated as Class B Common Stock, three billion (3,000,000,000) of such shares are classified and designated as Class C Common Stock and three billion (3,000,000,000) of such shares are classified and designated as Advisor Class Common Stock.

              (2) As more fully set forth hereafter, the assets and liabilities and the income and expenses of each class of the Corporation's stock shall be determined separately from those of each other class of the Corporation's stock and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary from class to class. Except for these differences and certain other differences hereafter set forth or provided for, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, and other distributions, qualifications and terms and conditions of and rights to require redemption of each other class of the Corporation's stock except as otherwise provided for by the Board of Directors pursuant to paragraph (1)(d) of Article SEVENTH hereof.

              (3) All consideration received by the Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all funds derived from any investment and reinvestment thereof, shall irrevocably remain attributable to that class for all purposes, subject only to any automatic conversion of one class of stock into another, as hereinafter provided for, and the rights of creditors, and shall be so recorded upon the books of account of the Corporation. The assets attributable to the Class A Common Stock, the assets attributable to the Class B Common Stock, the assets attributable to the Class C Common Stock and the assets attributable to Advisor Class Common Stock shall be invested in the same investment portfolio of the Corporation.

              (4)  The allocation of investment income and
      capital gains and expenses and liabilities of the Corporation among the Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock shall be determined by the Board of Directors in a manner that is consistent with the Investment Company Act of 1940, as from time to time in effect (the "Investment Company Act"), the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded. The determination of the Board of Directors shall be conclusive as to the allocation of investment income or capital gains, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

              (5)  Shares of each class of stock shall be
      entitled to such dividends or distributions, in stock or in cash or both, as may be authorized from time to time by the Board of Directors with respect to such class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock may vary with respect to each such class to reflect differing allocations of the expenses of the Corporation among the holders of the four classes and any resultant differences between the net asset values per share of the four classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The Board of Directors may provide that dividends shall be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend.

              (6) On each matter submitted to a vote of the stockholders, each holder of stock shall be entitled to one vote for each share entitled to vote thereon standing in his or her name on the books of the Corporation. Subject to any applicable requirements of the Investment Company

      Act, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, all holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more (but less than all) classes of stock, in which case only the holders of shares of the classes affected shall be entitled to vote. Without limiting the generality of the foregoing, and subject to any applicable requirements of the Investment Company Act or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, the holders of each of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock shall have, respectively, with respect to any matter submitted to a vote of stockholders (i) exclusive voting rights with respect to any such matter that only affects the class of Common Stock of which they are holders, including, without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act (a "Plan") with respect to the class of which they are holders and (ii) no voting rights with respect to the provisions of any Plan that affects one or more of such other classes of Common Stock, but not the class of which they are holders, or with respect to any other matter that does not affect the class of Common Stock of which they are holders.

              (7) In the event of the liquidation or dissolution of the Corporation, stockholders of each class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not attributable to any particular class of stock, the assets attributable to the class less the liabilities allocated to that class; and the assets so distributable to the stockholders of any class of stock shall be distributed among such stockholders in proportion to the number of shares of the class held by them and recorded on the books of the Corporation. In the event that there are any general assets not attributable to any particular class of stock, and such assets are available for distribution, the distribution shall be made pro rata to the holders of each class in proportion to the net asset value of each such class or as otherwise determined by the Board of Directors.

              (8) (a) Each holder of stock may require the Corporation to redeem all or any part of the stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of stock next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any, less the amount of any applicable redemption charge or deferred sales charge, redemption fee or other amount imposed by the Board of Directors (to the extent consistent with applicable law) or provided for in the charter of the Corporation (the "Charter"). The Board of Directors may establish procedures for redemption of stock.

                   (b) The proceeds of the redemption of a share (including a fractional share) of any class of stock of the Corporation shall be reduced by the amount of any contingent deferred sales charge, redemption fee or other amount payable on such redemption pursuant to the terms of issuance of such share or provided for in the Charter.

                   (c)  A redemption fee of two percent (2%) of
      the then net asset value of Class A Common Stock shares if redeemed or exchanged for another open-end investment company sponsored by Alliance Capital Management L.P. prior to the first anniversary date of the date on which these Articles of Amendment and Restatement become effective shall be imposed with respect to any Class A Common Stock shares into which shares of the Common Stock of the Corporation have been reclassified pursuant to Article SECOND of the Charter. The proceeds of the aforesaid redemption fee shall be retained by the Corporation. With the approval of the Board of Directors, the aforesaid redemption fee may be reduced or waived, in whole or in part, and any reductions or waivers may vary among the stockholders.


                   (d) (i) The term "Minimum Amount" when used herein shall mean two hundred dollars ($200) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not in any event exceed twenty-five thousand dollars ($25,000). The Board of Directors may establish differing Minimum Amounts for categories of holders of stock based on such criteria as the Board of Directors may deem appropriate.

                   (ii) If the net asset value of the shares of a class of stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to the category of holders in which the stockholder is included, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph (iii) of this subsection (d), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

                   (iii) The notice referred to in paragraph (ii) of this subsection (d) shall be in writing personally delivered or deposited in the mail, at least thirty days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid. The price for shares acquired by the Corporation pursuant to this subsection (d) shall be an amount equal to the net asset value of such shares, less the amount of any applicable redemption charge or deferred sales charge or other amount payable on such redemptions pursuant to the terms of issuance of such shares or imposed by the Board of Directors (to the extent consistent with applicable law) or provided for in the Charter.

              (e) Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

           (9) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act, applicable rules and regulations thereunder and applicable rules and regulations of the National Association of Securities Dealers, Inc. and from time to time reflected in the registration statement of the Corporation (the "Corporation's Registration Statement"), shares of a particular class of stock of the Corporation or certain shares of a particular class of stock of the Corporation may be automatically converted into shares of another class of stock of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement. The terms and conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation's Registration Statement.

           (10) For the purpose of allowing the net asset value per share of a class of the Corporation's stock to remain constant, the Corporation shall be entitled to declare and pay and/or credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's accounting and portfolio valuation policies) of the Corporation attributable to the assets attributable to that class. If the amount so determined for any day is negative, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per share of that class, to redeem pro rata from all the holders of record of shares of that class at the time of such redemption (in proportion to their respective holdings thereof) sufficient outstanding shares of that class, or fractions thereof, as shall permit the net asset value per share of that class to remain constant.

           [(2)] (11)   The Corporation may issue shares of stock
      in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right, if any, to receive a stock certificate representing fractional shares.

           [(3)] (12)   [No holder of any shares of stock of the
      Corporation shall be entitled to any preemptive rights except those that the Board of Directors may determine from time to time.] No stockholder shall be entitled to any preemptive right other than as the Board of Directors may establish.

           [(4) All persons who shall acquire stock or other securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation, as from time to time amended.]

      SIXTH: [(1) The Corporation initially shall have one director. The number of directors of the Corporation may be changed pursuant to the Bylaws of the Corporation, but the number of directors shall never be less than the number prescribed by the Maryland General Corporation Law and shall never be more than twenty. The term of office of a director in office at the time of any decrease in the number of directors shall not be affected as a result thereof. The name of the initial director of the Corporation is David H. Dievler.

           (2) Beginning with the first annual meeting of stockholders held after the initial public offering of the shares of stock of the Corporation (the "Initial Annual Meeting") the Board of Directors shall be divided into three classes. Within the limits specified in Section 1 of this Article SIXTH and the Bylaws of the Corporation, the number of directors in each class shall be determined by resolution of the Board of Directors. The term of office of the first class shall expire on the date of the annual meeting of stockholders held one year after the Initial Annual Meeting. The term of office of the second class shall expire on the date of the annual meeting of stockholders held two years after the Initial Annual Meeting. The term of office of the third class shall expire on the date of the annual meeting of stockholders held three years after the Initial Annual Meeting. Upon expiration of the term of office of each class as set forth above, the number of directors in such class, as determined by the Board of Directors, shall be elected for a term of three years to succeed the directors whose terms of office expire. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

           (3) A director may be removed only by the affirmative vote of seventy-five percent (75%) of the votes entitled to be cast for the election of directors.] The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation is currently five, which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the MGCL. The names of the directors who shall serve until their successors are duly elected and qualify pursuant to the Bylaws are:

      John D. Carifa

      David H. Dievler

      William H. Foulk, Jr.

      Dr. James M. Hester

      James D. Hodgson

      SEVENTH: The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation[,] and of the Board of Directors and [the] stockholders.

           (1) [The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which shall have and may exercise all powers of the Corporation except those powers which are by law, by these Articles of Incorporation or by the Bylaws conferred upon or reserved to the stockholders. In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have power:] In addition to its other powers explicitly or implicitly granted under the Charter by law or otherwise, the Board of Directors of the
      Corporation:

              (a) is expressly authorized to make, alter, amend or [and] repeal the Bylaws of the Corporation;

              [(b) to issue and sell, form time to time, shares of any class of the Corporation's stock in such amounts and on such terms and conditions, and for such amount and kind of consideration, as the Board of Directors shall determine;]

              [(c) from time to time to determine the net asset value per share of the Corporation's stock or to establish methods to be used by the Corporation's officers, employees or agents for determining the net asset value per share of the Corporation's stock;]

              [(d)](b) may from time to time determine whether, to what extent, [and] at what times and places, and under what conditions and regulations the accounts[,] and books [and records] of the Corporation, or any of them, shall be open to the inspection of the stockholders,[;] and no stockholder shall have any right to inspect any account, [or] book or document of the Corporation[,] except as conferred by [the laws of the State of Maryland, unless and until] statute or as expressly authorized by [to do so by resolution of] the Board of Directors of the Corporation; [and]

                   (c)  is empowered to authorize, without
      stockholder approval, the issuance and sale from time to time of shares of stock of the Corporation whether now or hereafter authorized and securities convertible into shares of stock of the Corporation of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable;

                   [(e)] (d) is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized in one or more classes or series, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms and conditions of or rights to require redemption of the stock. The provisions of the Charter (including those in Article FIFTH hereof) shall apply to each class or series of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class or series; and

                   (e)  is authorized to adopt procedures for
      determination of and to maintain constant the net asset value of shares of any class or series of the Corporation's stock.

           (2) [Except as provided in Article SIXTH, Sections 3, 4 and 6 of this Article SEVENTH and in Article NINTH, n]Notwithstanding any provision of the [Maryland General Corporation Law] MGCL requiring a greater proportion than a majority of the votes of all classes or of any class of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act [of 1940, as in effect from time to time], or rules[, regulations] or orders [thereunder promulgated by] of the Securities and Exchange Commission or any successor thereto.

           (3) [Notwithstanding any other provisions of these Articles of Incorporation, the conversion of the Corporation from a "closed-end company" to an "open-end company" as those terms are defined in Section 5(a)(2) and 5(a)(1), respectively, of the Investment Company Act of 1940, and any amendment to these Articles of Incorporation of the Corporation to effect any such conversion, shall require the affirmative vote of seventy-five percent (75%) of the votes entitled to be cast by stockholders of the Corporation. Such affirmative vote shall be in addition to the vote of the holders of the stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange.

           (4) (a) Notwithstanding any other provision of these Articles of Incorporation, and subject to the exceptions provided in Paragraph (d) of this Section 4, the types of transactions described in Paragraph (c) of this
      Section 4 shall require the affirmative vote of seventy-five percent (75%) of the votes entitled to be cast by stockholders of the Corporation when a Principal Shareholder (as defined in Paragraph (b) of this Section 4) is a party to the transaction. Such affirmative vote shall be in addition to the vote of the holders of the stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange.

                   (b) The term "Principal Shareholder" shall mean any corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding shares of stock of the Corporation and shall include any affiliate or associate, as such terms are defined in clause (B) below, of a Principal Shareholder. For the purposes of this Section 4, in addition to the shares of stock which a corporation, person or other entity beneficially owns directly, (i) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation (A) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding stock options granted by the Corporation) or (B) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (A) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect from time to time, and (ii) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clauses
      (A) and (B) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

                   (c) This Section 4 shall apply to the
      following transactions:

                        (i) The merger, consolidation or
                   statutory share exchange of the Corporation with or into any Principal Shareholder.

                        (ii) The issuance of any securities of
                   the Corporation to any Principal Shareholder for cash except upon reinvestment of dividends pursuant to a dividend reinvestment plan of the Corporation.

                        (iii) The sale, lease or exchange of all
                   or any substantial part of the assets of the Corporation to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

                        (iv) The sale, lease or exchange to the
                   Corporation or any subsidiary thereof, in exchange for securities of the Corporation, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

           (d) The provisions of this Section 4 shall not be applicable to (i) any of the transactions described in Paragraph (c) of this Section if the Continuing Directors of the Corporation (as defined below) shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, or (ii) any such transaction with any corporation of which a majority of the outstanding shares of all classes of stock normally entitled to vote in elections of directors is owned of record or beneficially by the Corporation and its subsidiaries. A "Continuing Director" is a Director who
      (i) was a Director on the date of the closing of the initial public offering of the Corporation's Common Stock or (ii) subsequently became a Director and whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of a majority of the Continuing Directors then on the Board of Directors.

           (e) The Board of Directors shall have the power and duty to determine for the purposes of this Section 4 on the basis of information known to the Corporation, whether (i) a corporation, person or entity beneficially owns more than five percent (5%) of the outstanding shares of any class of stock of the Corporation, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Corporation, or any subsidiary thereof, constitute a substantial part of the assets of the Corporation and have an aggregate fair market value of less than $1,000,000, and
      (iv) the memorandum of understanding referred to in Paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article.] The presence in person or by proxy of the holders of shares entitled to cast a majority of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class entitled to vote as a class on the matter shall constitute a quorum.

           [(5)] (4)    Any determination made in good faith by
      or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created [shall have been paid or discharged or] shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in [an] orderly fashion, or as to any other matter[s relating to the issue, sale, purchase or other acquisition or disposition of investments or shares of the Corporation,] shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

           [(6) The liquidation or dissolution of the Corporation, and any amendments to these Articles of Incorporation to terminate the Corporation's existence shall require the affirmative vote of seventy-five percent (75%) of the votes entitled to be cast by the stockholders of the Corporation, provided that if a majority of the Continuing Directors shall have approved the liquidation or dissolution of the Corporation, such action shall require the affirmative vote of a majority of the votes entitled to be cast.]

      EIGHTH: (1) To the full[est] extent that limitations on the liability of directors and officers are permitted by [the] Maryland [General Corporation] law, no director or officer of the Corporation shall have any liability to the Corporation or its [shareholders] stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not [such] that person is a director or officer at the time of any proceeding in which liability is asserted.

           (2) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the full[est] extent that indemnification of directors is permitted by [the] Maryland [General Corporation L]law . The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by ByLaw, resolution or agreement make further provision[s] for indemnification of directors, officers, employees and agents to the full[est] extent permitted by [the] Maryland [General Corporation L]law.

           (3) No provision of this Article [EIGHTH] shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its [security holders] stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct [to] of his or her office.

           (4) References to [the] Maryland [General Corporation L]law in this [Article EIGHTH] Charter are to that law as from time to time amended. No amendment to [these Articles of Incorporation] the Charter of the Corporation shall affect any right of any person under this Article [EIGHTH] based on any event, omission or proceeding prior to the amendment.

      NINTH: [(1)] The Corporation reserves the right to amend, alter, change or repeal any provision contained in [these Articles of Incorporation or in any amendment hereto] its Charter in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in [these Articles of Incorporation] the Charter, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

      [(2) Notwithstanding Section 1 of this Article NINTH or any other provisions of these Articles of Incorporation, no amendment to these Articles of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of Article THIRD, Article SIXTH, Section 3, 4 and 6 of Article SEVENTH and this Article NINTH unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of seventy-five percent (75%) of the votes entitled to be cast by stockholders of the Corporation. Such affirmative vote shall be in addition to the vote of the holders of the stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange.]

2. Each share (including for this purpose a fraction of a share) of Common Stock issued and outstanding immediately prior to these Articles of Amendment and Restatement becoming effective, shall, at such effective time, be reclassified automatically, and without any action or choice on the part of the holder, into a share (or the same fraction of a share) of Class A Common Stock. Shares of Class A Common Stock resulting from the aforesaid reclassification shall be subject, without limitation, to the redemption fee provided for in Article FIFTH, paragraph 8(c) of the Charter of the Corporation as set forth in Article FIRST of these Articles of Amendment and Restatement, subject to the reduction and waiver provisions contained therein. Outstanding certificates representing issued and outstanding shares of Common Stock immediately prior to these Articles of Amendment and Restatement becoming effective, shall upon these Articles of Amendment and Restatement becoming effective be deemed to represent the same number of shares of Class A Common Stock. Certificates representing shares of the Class A Common Stock resulting from the aforesaid reclassification need not be issued until certificates representing the shares of

      Common Stock so reclassified, if issued, have been received by the Corporation or its agent duly endorsed for transfer with the request that a new certificate be provided. The Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the charter of the Corporation as herein amended and restated.

3. The current address of the principal office of the Corporation and the name and address of the Corporation's current resident agent are as set forth in Article FOURTH hereof.

4. The number of directors of the Corporation and the names of those currently in office are as set forth in Article SIXTH of the foregoing amendment and restatement of the Charter.

5. The amendment and restatement of the Charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders in the manner required by law.

6. The total number of shares of stock that the Corporation had authority to issue immediately prior to these Articles of Amendment and Restatement becoming effective was one hundred million (100,000,000) shares of the par value of one cent ($.01) per share and of the aggregate par value of One Million Dollars ($1,000,000), all of which shares were designated Common Stock. The total number of shares of stock that the Corporation has authority to issue upon these Articles of Amendment and Restatement becoming effective is twelve billion (12,000,000,000) shares, all of the par value of one-tenth of one cent ($.001) per share, and of the aggregate par value of twelve million dollars ($12,000,000). Three billion (3,000,000,000) of the authorized shares of Common Stock of the Corporation are designated as Class A Common Stock, three billion (3,000,000,000) of such shares are designated as Class B Common Stock, three billion (3,000,000,000) of such shares are designated as Class C Common Stock and three billion (3,000,000,000) of such shares are designated as Advisor Class Common Stock.

7.    These Articles of Amendment and Restatement shall become
      effective on [      ], 2001 at [    ] [p.m.] Eastern Time.

8. The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

      [IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation, has adopted and signed these Articles of Incorporation for the purpose of forming the corporation described herein pursuant to the Maryland General Corporation Law and does hereby acknowledge that said adoption and signing are his act.

                             ___________________________
                             Frank J. Nasta

Dated:  October 31, 1991]

      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its
Secretary on this            day of                 , 2001.



ATTEST:                 THE KOREAN INVESTMENT FUND, INC.



--------------------    --------------------------(SEAL)
Edmund P. Bergan, Jr.   John D. Carifa
Secretary               President

                                                        EXHIBIT C

    PROVISIONS OF THE FUND'S DISTRIBUTION SERVICES AGREEMENT
             COMPRISING THE FUND'S DISTRIBUTION PLAN

Section 5.  Plan of Distribution.

    (a) It is understood that Sections 5, 12, and 16 hereof together constitute a plan of distribution (the "Plan") within the meaning of Rule 12b-1 adopted by the Securities and Exchange Commission under the Investment Company Act ("Rule 12b-1").

    (b) Except as may be required by NASD rules and interpretations, the Fund will pay to the Underwriter each month a distribution services fee with respect to each portfolio of the Fund specified by the Fund's Directors ("Portfolio") that will not exceed, on an annualized basis, .30% of the aggregate average daily net assets of the Fund attributable to the Class A shares, 1.00% of the aggregate average daily net assets of the Fund attributable to the Class B shares and 1.00% of the aggregate average daily net assets of the Fund attributable to the Class C shares. With respect to each Portfolio, the distribution services fee will be used in its entirety by the Underwriter to make payments (i) to compensate broker-dealers or other persons for providing distribution assistance, (ii) to otherwise promote the sale of shares of each Portfolio, including payment for the preparation, printing and distribution of prospectuses and sales literature or other promotional activities, and (iii) to compensate broker-dealers, depository institutions and other financial intermediaries for providing administrative, accounting and other services with respect to each Portfolio's shareholders. A portion of the distribution services fee that will not exceed, on an annualized basis, .25% of the aggregate average daily net assets of the Fund attributable to each of the Class A shares, Class B shares and Class C shares will constitute a service fee that will be used by the Underwriter for personal service and/or the maintenance of shareholder accounts within the meaning of NASD rules and interpretations.

    (c) Alliance Capital Management L.P., the Fund's investment adviser (the "Adviser"), may, with respect to any and all classes of shares of the Fund, make payments from time to time from its own resources for the purposes described in Section 5(b) hereof.

    (d) Payments to broker-dealers, depository institutions and other financial intermediaries for the purposes set forth in
Section 5(b) are subject to the terms and conditions of the respective written agreements between the Underwriter and each broker-dealer, depository institution or other financial intermediary. Such agreements will be in a form satisfactory to the Directors of the Fund.

    (e) The Treasurer of the Fund will prepare and furnish to the Fund's Directors, and the Directors will review, at least quarterly, a written report complying with the requirements of Rule 12b-1 setting forth all amounts expended hereunder and the purposes for which such expenditures were made.

    (f) The Fund is not obligated to pay any distribution expense in excess of the distribution services fee described above in Section 5(b) hereof. Any expenses of distribution of the Fund's Class A shares accrued by the Underwriter in one fiscal year of the Fund may not be paid from distribution services fees received from the Fund in respect of Class A shares in another fiscal year. Any expenses of distribution of the Fund's Class B shares or Class C shares accrued by the Underwriter in one fiscal year of the Fund may be carried forward and paid from distribution services fees received from the Fund in respect of such class of shares in another fiscal year. No portion of the distribution services fees received from the Fund in respect of Class A shares may be used to pay any interest expense, carrying charges or other financing costs or allocation of overhead of the Underwriter. The distribution services fees received from the Fund in respect of Class B shares and Class C shares may be used to pay interest expenses, carrying charges and other financing costs or allocation of overhead of the Underwriter to the extent permitted by Securities and Exchange Commission rules, regulations or Securities and Exchange Commission staff no-action or interpretative positions in effect from time to time. In the event this Agreement is terminated by either party or is not continued with respect to a class as provided in Section 12 below: (i) no distribution services fees (other than current amounts accrued but not yet paid) will be owed by the Fund to the Underwriter with respect to that class, and (ii) the Fund will not be obligated to pay the Underwriter for any amounts expended hereunder not previously reimbursed by the Fund from distribution services fees in respect of shares of such class or recovered through deferred sales charges. The distribution services fee of a particular class may not be used to subsidize the sale of shares of any other class.

                        *   *   *   *   *

Section 12.  Term of Agreement.

    (a) This Agreement shall become effective on the date hereof and shall continue in effect until March 31, 2002 and continue in effect thereafter with respect to each class of shares of a Portfolio of the Fund so long as its continuance with respect to that class is specifically approved annually by the Directors of the Fund or by vote of the holders of a majority of the outstanding voting securities (as defined in the Investment Company Act) of that class, and, in either case, by a majority of the Directors of the Fund who are not parties to this Agreement or interested persons, as defined in the Investment Company Act, of any such party (other than as directors of the Fund) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto; provided, however, that if the continuation of this Agreement is not approved as to a class or a Portfolio, the Underwriter may continue to render to such class or Portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof. This Agreement may be terminated (i) by the Fund with respect to any class or Portfolio at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities (as so defined) of such class or Portfolio, or by a vote of a majority of the Directors of the Fund who are not interested persons, as defined in the Investment Company Act, of the Fund (other than as directors of the Fund) and have no direct and indirect financial interest in the operation of the Plan or any agreement related thereto, in any such event on sixty days' written notice to the Underwriter; provided, however, that no such notice shall be required if such termination is stated by the Fund to relate only to Sections 5 and 16 hereof (in which event Sections 5 and 16 shall be deemed to have been severed herefrom and all other provisions of this Agreement shall continue in full force and effect), or (ii) by the Underwriter with respect to any Portfolio on sixty days' written notice to the Fund.

    (b) This Agreement may be amended at any time with the approval of the Directors of the Fund, provided that (i) any material amendments of the terms hereof will become effective only upon approval as provided in the first sentence of Section 12(a) hereof, and (ii) any amendment to increase materially the amount to be expended for distribution services fees pursuant to
Section 5(b) hereof will be effective only upon the additional approval by a vote of a majority of the outstanding voting securities as defined in the Investment Company Act of class affected.

                        *   *   *   *   *

Section 16.  Disinterested Directors of the Fund.

    While this Agreement is in effect, the selection and nomination of the Directors who are not "interested persons" of the Fund (as defined in the Investment Company Act) will be committed to the discretion of such disinterested Directors.

                        *   *   *   *   *

______________________
* The New York Stock Exchange's rules require that the Audit Committee members have no relationship with the Company that may interfere with their independence. More specifically, the standards restrict the eligibility of people with certain relationships from membership on the Audit Committee. Notably, a director who is an employee, including an executive officer, of the Company or any of its affiliates may not serve on the Audit Committee until three years after termination of the employment, and a director who is a partner, controlling shareholder, or executive officer of an entity that has a business relationship with the Company may not serve on the Audit Committee unless the Board of Directors of the Company determines that such relationship will not interfere with the director's independence.

      The New York Stock Exchange rules also require that (i) each Audit Committee member be financially literate and (ii) at least one member of the Audit Committee have accounting or related financial management expertise. Each of these qualifications is subject to the interpretation of the Company's Board of Directors in its business judgment. The Company is required to regularly provide certifications to the New York Stock Exchange regarding its compliance with the Audit Committee rules.

      The SEC's proxy rules require closed-end investment companies listed on the NYSE or AMEX, or quoted on Nasdaq, to disclose in their proxy statements relating to the election of directors whether the committee members are independent under the applicable stock exchange or Nasdaq rules, and, if not independent, the nature of the relationship and the reasons the board appointed the non-independent director.

* Subchapter L is relevant only to investment companies that sell their shares to insurance company separate accounts.

**    Rule 2a-7 applies only to money market funds.

***   Closed-end investment companies must include in their proxy statements relating to the election of directors a signed report of the Audit Committee in which the Audit Committee states whether it has (i) reviewed and discussed the audited financial statements, (ii) discussed the matters to be discussed under SAS
61 and (iii) received from and discussed with the independent accountants their Statement as to Independence. The report must also include a statement as to whether, based on these three items, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements in the Company's annual report required by Section 30(e) of the Investment Company Act.

                            EXHIBIT D

 (REVISIONS PURSUANT TO PROPOSAL THREE ARE REFLECTED AS FOLLOWS:
 BY UNDERSCORING ADDITIONS AND BRACKETING [DELETIONS] THAT TAKE
   EFFECT IF THE CONVERSION OCCURS AND BY SHOWING IN BOLDFACE
       TYPE ADDITIONS AND DELETIONS THAT WILL TAKE EFFECT
             EVEN IF THE CONVERSION DOES NOT OCCUR.)

                       ADVISORY AGREEMENT

                THE KOREAN INVESTMENT FUND, INC.

                   1345 Avenue Of The Americas
                    New York, New York 10105

 [INVESTMENT MANAGEMENT AND ADMINISTRATION AGREEMENT THE KOREAN
                     INVESTMENT FUND, INC.]

                        [November 30, 1993][             ], 2001

[Alliance Capital Management] ALLIANCE CAPITAL MANAGEMENT L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

    [We, the undersigned] The Korean Investment Fund, Inc., (the
"Fund"), a Maryland corporation, herewith [confirm] confirms our agreement with you as follows:

    1. We are [a closed] an open-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Act"). We are [engaged in the business of investing and reinvesting our assets in securities ("the portfolio assets") of the type and in accordance with the limitations specified in our Articles of Incorporation, By-Laws,] currently authorized to issue separate classes of shares and our Directors are authorized to reclassify and issue any unissued shares to any number of additional classes or series (portfolios) each having its own investment objective, policies and restrictions, all as more fully described in the prospectus and the statement of additional information constituting parts of our Registration Statement on Form N-1A filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 [and the Act], as amended, and the Act (the "Registration Statement"). We propose to engage in the business of investing and reinvesting the assets of each of our portfolios in securities ("the portfolio assets") of the type and in accordance with the limitations specified in our Charter, Amended and Restated Bylaws and Registration Statement, and any representations made in our prospectus and statement of additional information, all in such manner and to such extent as may from time to time be authorized by our Board of Directors.
We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.

    2. (a) We hereby employ you to manage the investment and reinvestment of the portfolio assets as above specified [, to act as our administrator] and, without limiting the generality of the foregoing, to provide management and other services specified below.

         (b) You will make decisions with respect to all purchases and sales of the portfolio assets [; provided, however, that with respect to all purchases and sales of the portfolio assets invested in Korean securities, you will make decisions jointly with Orion Asset Management Co., Ltd., a corporation organized under the laws of the Cayman Islands that has been engaged as our investment manager (the "Investment Manager")].
To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders [, jointly with the Investment Manager with respect to the portfolio assets invested in Korean securities,] for the investment and reinvestment of the portfolio assets. [Subject to the foregoing first sentence of this sub-paragraph (b), in] In all purchases, sales and other transactions in the portfolio assets you [, acting jointly with the Investment Manager with respect to the portfolio assets invested in Korean securities,] are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

         (c) [You will (i) provide us with the services of persons competent to perform such administrative and clerical functions as are necessary to provide effective administration of our corporation, including maintaining certain books and records, such as journals, ledger accounts and other records described in Rule 31a-1 under the Act, initiating all money transfers from us to our custodians and from our account to appropriate customer accounts, and reconciling account information and balances among our custodians and registrar, transfer and dividend disbursing agent; (ii) oversee the performance of administrative services rendered to us by others, including our custodians and registrar, transfer and dividend disbursing agent; (iii) provide us with adequate office space and order placement facilities in The City of New York; (iv) prepare financial information for the periodic updating of our registration statements and for our proxy statements; (v) prepare our tax returns, reports to our shareholders, and periodic reports to the Securities and Exchange

Commission; (vi) calculate the net asset value of our shares of common stock; and (vii) perform such other administrative services for us as may be reasonably requested by us.]You will report to our Board of Directors at each meeting thereof all changes in the portfolio assets since the prior report, and will also keep us in touch with important developments affecting the portfolio assets and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in [our] the portfolio assets, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to the portfolio assets as you may believe appropriate or as we reasonably may request. In making such purchases and sales of the portfolio assets, you will bear in mind the policies set from time to time by our Board of Directors as well as the limitations imposed by our [Articles of Incorporation] Charter and in our Registration Statement [under the Act and the Securities Act of 1933, ], in each case as amended from time to time, the limitations in the Act and of the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the investment objective, policies and practices, including restrictions applicable to each of our portfolios.

         (d) It is understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you [; provided, that the Fund may agree to engage and pay other consultants in accordance with the requirements of the Act]. No obligation may be incurred on our behalf in any such respect. During the continuance of this Agreement and at our request you will provide to us persons satisfactory to our Board of Directors to serve as our officers. You or your affiliates will also provide persons, who may be our officers, to render such clerical, accounting and other services to us as we may from time to time request of you. Such personnel may be employees of you or your affiliates. We [hereby confirm that, subject to the foregoing,] will pay to you or your affiliates the cost of such personnel for rendering such services to us, provided that all time devoted to the investment or reinvestment of the portfolio assets shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject. You or your affiliates shall also be responsible for the payment of any expenses incurred in promoting the sale of our shares (other than the portion of the promotional expenses to be borne by us in accordance with an effective plan pursuant to Rule 12b-1 under the Act and the costs of printing our prospectuses and reports to shareholders and fees related to registration with the Commission and with state regulatory authorities).

    3. We hereby confirm that we shall be responsible and hereby assume the obligation for payment of all of our other expenses, including: [(a) payment of the fee payable to you under paragraph 5 hereof; (b) brokerage and commission expenses; (c) Federal, state, local and foreign taxes, including issue and transfer taxes, incurred by or levied on us; (d) interest charges on borrowings; (e) our organizational and offering expenses, whether or not advanced by you; (f) fees and expenses of registering our shares under the appropriate federal securities laws and of qualifying our shares under applicable state securities laws; (g) fees and expenses of listing and maintaining the listing of our shares on any national securities exchange;
(h) expenses of printing and distributing reports to shareholders; (i) costs of proxy solicitation; (j) charges and expenses of our custodians and registrar, transfer and dividend disbursing agent; (k) fees of the Investment Manager; (l) compensation of our officers, Directors and employees who do not devote any part of their time to your affairs, the affairs of your affiliates, the affairs of the Investment Manager, or the affairs of their respective affiliates; (m)] (a) payment to you of the fee provided for in paragraph 5 below; (b) custody, transfer and dividend disbursing expenses; (c) fees of directors who are not your affiliated persons; (d) legal and auditing expenses; [(n) the cost of stock certificates representing shares of our common stock; and (o)] (e) clerical, accounting and other office costs; (f) the cost of personnel providing services to us, as provided in subparagraph (d) of paragraph 2 above; (g) costs of printing our prospectuses and shareholder reports; (h) cost of maintenance of our corporate existence; (i) interest charges, taxes, brokerage fees and commissions; (j) costs of stationery and supplies; (k) expenses and fees related to registration and filing with the Commission and with state regulatory authorities; and (l) such promotional, shareholder servicing and other expenses as may be contemplated by one or more effective plans pursuant to Rule 12b-1 under the Act or one or more duly approved and effective non-Rule 12b-1 shareholder servicing plans, in each case provided, however, that our payment of such promotional, shareholder servicing and other expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan or plans.

    4. We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

    5. In consideration of the foregoing we will pay you a monthly fee at an annualized rate of Upon stockholder approval of Proposal Five: 1.00% of our average weekly net assets; [0.85% of our average weekly net assets. For purposes of the calculation of such fee, average weekly net assets shall be determined on the basis of the average net assets of the Fund for each weekly period (ending on Friday) ending during the month. The net assets for each weekly period are determined by averaging the net assets on the Friday of such weekly period with the net assets on the Friday of the immediately preceding weekly period. When a Friday is not a business day for us, then the calculation will be based on our net assets on the business day immediately preceding such Friday. Such fee shall be payable in arrears on the last day of each calendar month for services performed hereunder during such month. For purposes of this Agreement, a business day shall be a day on which stock exchanges in the United States are open for business. If this Agreement becomes effective after the beginning of a month or this Agreement terminates prior to the end of a month, such fee shall be prorated according to the proportion which such portion of the month] Upon the Conversion: 1.00% of our average daily net assets. Your compensation for the period from the date hereof through the last day of the month of the effective date hereof will be prorated based on the proportion that such period bears to the full month. In the event of any termination of this Agreement, your compensation will be calculated on the basis of a period ending on the last day on which this Agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

    6. This Agreement shall become effective on the date [on which it is approved by the] hereof and shall remain in effect until [____________] and continue in effect thereafter with respect to a portfolio only so long as its continuance with respect to that portfolio is specifically approved at least annually by our Board of Directors or by a vote of a majority of the [holders of our outstanding voting securities, as defined in the Act, at a meeting of our shareholders, and shall continue in effect until June 30, 1994 and may be continued for successive twelve-month periods (computed from each July 1) provided that such continuance is specifically approved at least annually by our Board of Directors or by majority vote of the holders of our] outstanding voting securities (as defined in the Act) of such portfolio, and, in either case, by a [majority of our Board of] vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of our Directors who are not parties to this Agreement or interested persons, as defined in the Act, of any [such] party to this Agreement (other than as [Directors of our corporation)] our Directors), and provided further, however, that if the continuation of this Agreement is not approved as to a portfolio, you may continue to render to such portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this Agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This Agreement may be terminated with respect to any portfolio at any time, without the payment of any penalty, by vote of a majority of [our] the outstanding voting securities (as [so defined)] defined in the Act) of such portfolio, or by a vote of our Board of Directors on 60 days' written notice to you, or by you with respect to any portfolio on 60 days' written notice to us.

    7. This Agreement [may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and ]shall not be amended as to any portfolio unless such amendment is approved by vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of our Directors who are not parties to this Agreement or interested persons, as defined in the Act, of any party to this Agreement (other than as our Directors), and, if required by law, by vote of a majority of the outstanding voting securities (as defined in the Act) of such portfolio. Shareholders of a portfolio not affected by any such amendment shall have no right to participate in any such vote.

    8. As to any particular portfolio, this Agreement may not be assigned by you and, as to such portfolio, this Agreement shall terminate automatically in the event of any [such transfer,] assignment[, sale, hypothecation or pledge] by you. The [terms "transfer",] term "assignment" [and "sale"] as used in this paragraph shall have the [meanings ascribed hereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange] meaning ascribed thereto by the Act and any regulations or interpretations of the Commission thereunder.

    9. [You are, and at all times during the term of this Agreement shall be, duly registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and not prohibited by the Advisers Act or the Act or the rules and regulations under the Advisers Act or the Act from acting for the Fund as contemplated by our prospectus and this Agreement.]
(a) Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the officers or directors of Alliance Capital Management Corporation, your general partner, who may also be a Director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render [service] services of any kind to any other trust, corporation, firm, individual or association.

         (b) You will notify us of any change in the general
[partner] partners of your partnership within a reasonable time after such change.

    10. If you cease to act as our investment adviser, or, in any event, if you so request in writing, we agree to take all necessary action to change our name, as it may be from time to time, to a name not including the term "Alliance." You may from time to time make available without charge to us for our use such marks or symbols owned by you, including marks or symbols containing the term "Alliance" or any variation thereof, as you may consider appropriate. Any such marks or symbols so made available will remain your property and you shall have the right, upon notice in writing, to require us to cease the use of such mark or symbol at any time.

    11. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Act.

    If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                  Very truly yours,

                                  THE KOREAN INVESTMENT
                                  FUND, INC.

                                  By [INC.]

                                  [By Name: Title: ]

Agreed to and accepted
as of the date first set forth above.

ALLIANCE CAPITAL MANAGEMENT L.P.


By    [Alliance Capital Management Corporation,] ALLIANCE CAPITAL
      MANAGEMENT
      [its General Partner] CORPORATION, its general
      [By Name:] partner

      [Title:]

                        TABLE OF CONTENTS

                                                             PAGE

Introduction....................................................1
Proposal One - Annual Election of Directors.....................2
Proposal Two - Election of Directors if the Conversion Occurs...2 Proposal Three - Conversion of the Fund From a Closed-End
   Investment Company to an Open-End Investment Company and
   Related Matters..............................................7
   Background of the Proposal...................................8
   Redemption Fee..............................................10
   Differences between Open-End and Closed-End
     Investment Companies......................................11
   Conversion to Open-End Form.................................17
   Amendment and Restatement of Charter........................17
   Modification of Investment Restrictions.....................18
   Establishment of Multiple Distribution System...............18
   The Board of Directors Recommends That the
     Stockholders Vote for the Conversion of the Fund
     to an Open-End Investment Company.........................25
Proposal Four - Approval of the Rule 12b-1 Plan................25
Proposal Five - Approval of Amended Agreement..................26
Information as to the Fund's Principal Officers................35
   Section 16(a) Beneficial Ownership Reporting Compliance.....36
Submission of Proposals for the Next Annual Meeting of
     Stockholders..............................................36
Other Matters..................................................36
Reports to Stockholders........................................37
Exhibit A.....................................................A-1
Exhibit B.....................................................B-1
Exhibit C.....................................................C-1
Exhibit D.....................................................D-1

                THE KOREAN INVESTMENT FUND, INC.







             [LOGO OF ALLIANCE CAPITAL APPEARS HERE]
                Alliance Capital Management L.P.



NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS AND
PROXY STATEMENT


June 20, 2001


































00250131.AJ0

PROXY           THE KOREAN INVESTMENT FUND, INC.           PROXY


         PROXY IN CONNECTION WITH THE ANNUAL MEETING OF
              STOCKHOLDERS TO BE HELD JULY 11, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE FUND.


The undersigned stockholder of The Korean Investment Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Christina Santiago and Reid Conway, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Fund to be held at 11:00 a.m., Eastern Time, on July 11, 2001 at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105, and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at such meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and accompanying Proxy Statement, revokes any proxy heretofore given with respect to such meeting and hereby instructs said proxies to vote said shares as indicated with respect to each of the Proposals on the reverse side hereof, in each case as more fully described in the accompanying Proxy Statement.


The Board of Directors knows of no reason why any of the nominees for the Board of Directors would be unable to serve, but in the event any nominee is unable to serve or for good cause will not serve, the proxies received indicating a vote in favor of such nominee will be voted for a substitute nominee as the Board of Directors may recommend.


The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the election of the nominee referred to in Proposal One as a Director; "FOR" the election of each of the nominees referred to in Proposal Two as Directors; "FOR" the conversion of the Fund from a closed-end investment company to an open-end investment company (the "Conversion") (Proposal Three); "FOR" approval of a distribution plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 to take effect upon the Conversion (Proposal Four); "FOR" approval of an amended Investment Management and Administration Agreement (the "Management Agreement") with Alliance Capital Management L.P. ("Alliance") to make certain changes relating to the Conversion that will take effect upon the Conversion and to increase the fee payable under the Management Agreement to compensate Alliance for providing additional services to the Fund (Proposal Five); and in the discretion of the proxy holder(s) on any matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.


Please sign this proxy exactly as your name(s) appear(s) on the records of the Fund. Joint owners should each sign personally. Trustees and other representatives should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or another entity, the signature should be that of an authorized officer who should state his or her full title.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE HEREOF AND RETURN
THIS PROXY CARD PROMPTLY.  YOU MAY USE THE ENCLOSED ENVELOPE.

                           APPENDIX 1

                THE KOREAN INVESTMENT FUND, INC.

CONTROL NUMBER:

                       Please mark votes as in this example:  /x/


                                       WITHHOLD
                             FOR THE   AS TO THE
                             NOMINEE   NOMINEE
                             / /       / /
1. Election of Director.
   Class Three Director
   (term expires at the earlier of 2004 or the date on which the Conversion (as defined in Proposal Three below) occurs)

   Dr. James M. Hester

   Your Board of Directors recommends a vote "FOR" the election of the Nominee.

                                       WITHHOLD
                             FOR ALL   AS TO ALL    FOR ALL
                             NOMINEES  NOMINEES     EXCEPT
                             / /       / /          / /
2. Election of Directors to
   serve for indefinite terms
   if the Conversion occurs.

   John D. Carifa
   David H. Dievler
   William H. Foulk, Jr.
   Dr. James M. Hester
   The Hon. James D. Hodgson

Your Board of Directors recommends a vote "FOR" the election of all Nominees.

   NOTE:  If you do not wish your shares voted "FOR" a particular
   Nominee, mark the "For All Except" box and strike a line through the name(s) of such Nominee(s). Your shares will be voted for the remaining Nominee(s).

                             FOR       AGAINST      ABSTAIN
                             / /       / /          / /
3. Approval of the conversion of the Fund from a closed-end investment company to an open-end investment company (the "Conversion").

Your Board of Directors recommends a vote "FOR" Proposal Three.

Unless stockholders also approve Proposals Four and Five, the Conversion cannot occur. Accordingly, a vote against either
Proposal Four or Five may result in the Fund not becoming an open-end fund.

                             FOR       AGAINST      ABSTAIN
                             / /       / /          / /
4. Approval of a distribution
   plan pursuant to Rule 12b-1
   under the Investment Company
   Act of 1940 to take effect
   upon the Conversion.

Your Board of Directors recommends a vote "FOR" Proposal Four.

                             FOR       AGAINST      ABSTAIN
                             / /       / /          / /
5. Approval of an Amended
   Investment Management
   and Administration
   Agreement (the
   "Management Agreement")
   with Alliance Capital
   Management L.P. ("Alliance")
   to make certain changes relating
   to the Conversion that will take
   effect upon the Conversion and
   to increase the fee payable under
   the Management Agreement to
   compensate Alliance for providing
   additional services to the Fund.

Your Board of Directors recommends a vote "FOR" Proposal Five.

6. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.


Please be sure to sign, date and return this proxy.

Date:
_________________, 2001

                             ________________________
                             Stockholder sign here


                             ________________________
                             Co-owner sign here

00250131.AJ0